EXHIBIT 10.42

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EXECUTION VERSION

CLINICAL TRIAL COLLABORATION AGREEMENT

This Clinical Trial Collaboration Agreement (this “Agreement”) is made and entered into effective as of November 21, 2014 (the “Effective Date”) by and between Five Prime Therapeutics, Inc., a Delaware corporation having a place of business at 2 Corporate Drive, South San Francisco, California 94080 (“Five Prime”), and BriMstol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”). Five Prime and BMS may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Five Prime and BMS desire to collaborate on one or more clinical trials of a combination therapy using Five Prime’s humanized monoclonal antibody that binds CSF1R known as “FPA008” and BMS’s human monoclonal antibody that binds PD-1 known as “Nivolumab”, certain rights to which are licensed by BMS from, and shared by BMS with, Ono Pharmaceutical Co. Ltd. (“Ono”).

NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants contained herein, the Parties agree as follows:

Article 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1“Additional Tumor Type” shall mean any Tumor Type (other than the Initial Tumor Types) that is added to the Development Plan by the JDC subsequent to the Effective Date.

1.2“Affiliate” shall mean, with respect to a particular Entity, any other Entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such particular Entity. As used in this section, the term “controls” (with correlative meanings for the terms “controlled by” or “under common control with”) means (a) that an Entity owns, directly or indirectly, more than fifty percent (50%) of the voting stock of another Entity, or (b) that such Entity otherwise has the actual ability to control and direct the management of the other Entity, whether by contract or otherwise.

EXECUTION VERSION

1.3“Aggregate Safety Information” shall mean, with respect to a Party's Single Agent Compound, the (a) safety and toxicity information for such Single Agent Compound that is Combined Therapy Study Data, plus (b) safety and toxicity information from all other clinical trials of such Single Agent Compound, whether alone or in combination with another pharmaceutical agent, in each case including information related to serious adverse events, adverse drug reactions, adverse events, discontinuations due to adverse events and Grade 3 and Grade 4 laboratory abnormalities.  Aggregate Safety Information shall be provided by a Party to the other in the same format as is contained in the investigators’ brochures prepared by such Party for its Compound in each country where a Combined Therapy Trial will be conducted.

1.4“Agreement” shall have the meaning set forth in the preamble to this Agreement, as it may be amended by the Parties from time to time.

1.5“Applicable Law” shall mean all applicable laws, rules and regulations (whether federal, state or local) that may be in effect from time to time and applicable to conduct under this Agreement, including current Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and Good Manufacturing Practices (GMP).

1.6“Arbitration Matter” shall mean any disputed matter that relates to or arises out of the validity, interpretation or construction of, or the compliance with or breach of, this Agreement; provided that such disputed matter has been considered, but not resolved, by the Executive Officers as set forth in Section 13.3(a).  For clarity, no JDC Dispute, Publication Dispute, or any matter requiring agreement of both Parties shall be an Arbitration Matter, provided that certain JDC Disputes described in Section 2.8 shall be resolved through baseball arbitration in accordance with Section 13.3(c).

1.7“Bioanalysis Plan” shall mean the bioanalysis plan for any Samples as may be contemplated by the Development Plan or another subsequent written agreement between the Parties, as described in Section 8.5.

1.8“BLA” means a Biological License Application (as defined by the FDA) or its foreign equivalent (or any successor application having substantially the same function).

1.9“BMS” shall have the meaning set forth in the preamble to this Agreement.

1.10“BMS Compound” shall mean BMS’s proprietary anti-PD-1 monoclonal antibody known as Nivolumab.

1.11“BMS Indemnitees” shall have the meaning set forth in Section 11.2.

1.12“BMS Independent Patent Rights” shall mean any Patent Rights Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation or composition of matter of the BMS Compound.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.13“BMS Regulatory Documentation” shall mean any Regulatory Documentation related to the BMS Compound that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.

1.14“BMS Study Data” shall have the meaning set forth in Section 8.2.

1.15“BMS Study Invention” shall mean any Invention that relates to: (a) the composition of matter of the BMS Compound (and not the Five Prime Compound); (b) method of manufacture or formulation of the BMS Compound (and not the Five Prime Compound) as a single agent; (c) a method of use of the BMS Compound (and not the Five Prime Compound) as a monotherapy or as used with agents, antibodies or compounds other than an Invention comprising, whether generically or specifically, the use of both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1) and a Five Prime Compound (and/or any other antibodies that are designed to selectively bind to CSF1R)); or (d) arising from the development of the Dako Assay.

1.16“BMS Study Patent Rights” shall mean any Patent Rights that are Controlled by BMS and Cover any BMS Study Invention (and not a Five Prime Study Invention or Combined Therapy Invention) or BMS Study Data, excluding BMS Independent Patent Rights and BMS Technology.  For avoidance of doubt, any such Patent Rights, other than BMS Independent Patent Rights and Five Prime Independent Patent Rights, that Cover both (x) a BMS Study Invention and (y) any other Invention are included within the Combined Therapy Patent Rights.

1.17“BMS Technology” shall mean all Technology Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the BMS Compound or the Combined Therapy and necessary for the performance of the Development Plan. For clarity, BMS Technology does not include (a) Inventions, (b) Study Data, or (c) Combined Therapy Trial Regulatory Documentation.

1.18“Business Day” shall mean a day other than Saturday, Sunday or any day on which commercial banks located in both San Francisco, California and New York, New York are authorized or obligated by Applicable Law to close.

1.19“Change of Control” means with respect to a Party any transaction in which such Party: (a) sells, conveys or otherwise disposes of all or substantially all of its assets to a Third Party; or (b)(i) merges, consolidates with, or is acquired by any other Third Party; or (ii) effects any other transaction or series of transactions; in each case of clause (i) or (ii), such that the stockholders of such Party immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, more than fifty percent (50%) of the outstanding voting securities or capital stock of the surviving Third Party following the closing of such merger, consolidation, other transaction or series of transactions.

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EXECUTION VERSION

1.20“Clinical Hold” shall mean that (i) the FDA has issued an order to a Party pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combined Therapy or such Party’s Single Agent Compound in the United States or (ii) a Regulatory Authority other than the FDA has issued an equivalent order to that set forth in (i) in any other country or group of countries.

1.21“Combined Therapy” shall mean a therapy using the Five Prime Compound and the BMS Compound in combination as individual formulations, for use in the Field, with or without another agent.

1.22“Combined Therapy IND” shall have the meaning set forth in Section 2.1(b).

1.23“Combined Therapy Invention(s)” shall mean all Inventions that are not Five Prime Study Inventions or BMS Study Inventions.  For clarity, Combined Therapy Inventions include any Invention comprising, whether generically or specifically, the use of both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1) and a Five Prime Compound (and/or any other antibodies that are designed to selectively bind to CSF1R.

1.24“Combined Therapy Patent Right(s)” shall mean any Patent Rights that are Controlled by either Party that Cover any Combined Therapy Invention or Combined Therapy Study Data, excluding BMS Independent Patent Rights and Five Prime Independent Patent Rights.

1.25“Combined Therapy Study Data” shall have the meaning set forth in Section 8.2.

1.26“Combined Therapy Trial” shall have the meaning set forth in Section 2.1(a).

1.27“Combined Therapy Trial Regulatory Documentation” shall mean any Regulatory Documentation to be submitted for the conduct of the Combined Therapy Trial, but excluding (a) any Five Prime Regulatory Documentation and (b) any BMS Regulatory Documentation.

1.28“Commercially Reasonable Efforts” means: (a) the carrying out of a Party’s obligations or tasks, other than as set forth in clause (b), with a level of effort and resources consistent with the commercially reasonable practices normally devoted by a similarly situated company, subject to and in accordance with the terms and conditions of this Agreement; and (b) where applied to a Party’s efforts to conduct any Combined Therapy Trial under the Development Plan, the level of effort and resources normally devoted by such Party to conduct a clinical trial for a biopharmaceutical product or compound that is owned by it or to which it has rights, which is of similar market potential, profit potential or strategic value and at a similar stage in its development or product life based on conditions then prevailing.

1.29“Confidential Information” shall have the meaning set forth in Section 9.1.

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EXECUTION VERSION

1.30“Controlled” shall mean, with respect to particular information or intellectual property, that the applicable Party owns or has a license to such information or intellectual property and has the ability to grant a right, license or sublicense to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.31“Cover” means, with respect to a Patent, that, but for rights granted to a Person under such Patent, the practice by such Person of an invention described in such Patent would infringe a Valid Claim included in such Patent, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a Patent.

1.32“CRO” means any Third Party contract research organization used to conduct a Combined Therapy Trial, including laboratories and Third Parties used to maintain the safety database from a Combined Therapy Trial, but, for clarity, excluding clinical trial sites and any Third Parties who are individuals.

1.33“Dako” means Dako Denmark A/S.

1.34“Database Lock” means, with respect to each Combined Therapy Trial, such actions as are taken with approval of the JDC to prevent any modification to the database of Study Data generated in the course of such Combined Therapy Trial.

1.35“Developed Tumor Type” means any Initial Tumor Type or any Additional Tumor Type.

1.36“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

1.37“Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.38“Excluded Tumor Type” means a Tumor Type (other than a Developed Tumor Type) for which a Proposing Party has made a proposal for an Additional Non-Developed Study pursuant to Section 3.5 and where such Proposing Party has, after following the procedures for nomination set forth in Section 3.5(a)((i)-(ii)), initiated the conduct of a clinical trial (in a manner materially consistent with the protocol synopsis last proposed to the Other Party thereunder) outside the scope of this Agreement.

1.39“Executive Officers” shall mean the Senior Vice President and Chief Medical Officer of Five Prime and the Senior Vice President, Global Development & Medical Affairs of BMS (or their respective designees).

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EXECUTION VERSION

1.40“FDA” shall mean the United States Food and Drug Administration, or any successor agency having the same or similar authority.

1.41“Field” shall mean the treatment, palliation or cure of cancer in humans.

1.42“Five Prime” shall have the meaning set forth in the preamble to this Agreement.

1.43“Five Prime Compound” shall mean the Five Prime proprietary anti-CSF1R monoclonal antibody known as FPA008.

1.44“Five Prime Indemnitees” shall have the meaning set forth in Section 11.1.

1.45“Five Prime Independent Patent Rights” shall mean any Patent Rights Controlled by Five Prime or a Five Prime Affiliate as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture,  formulation, or composition of matter of the Five Prime Compound.

1.46“Five Prime Regulatory Documentation” shall mean any Regulatory Documentation related to the Five Prime Compound that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.

1.47“Five Prime Study Data” shall have the meaning set forth in Section 8.2.

1.48“Five Prime Study Invention” shall mean any Invention that relates to: (a) the composition of matter of the Five Prime Compound (and not the BMS Compound); (b) method of manufacture or formulation of the Five Prime Compound (and not the BMS Compound) as a single agent; or (c) a method of use of the Five Prime Compound (and not the BMS Compound) as a monotherapy or as used in combination with agents, antibodies or compounds other than an Invention comprising, whether generically or specifically, the use of both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1) and a Five Prime Compound (and/or any other antibodies that are designed to selectively bind to CSF1R)).

1.49“Five Prime Study Patent Rights” shall mean any Patent Rights that are Controlled by either Party and Cover any Five Prime Study Invention (and not a BMS Study Invention or the Combined Therapy Invention) or Five Prime Study Data, excluding Five Prime Independent Patent Rights and Five Prime Technology.  For avoidance of doubt, any such Patent Rights, other than BMS Independent Patent Rights and Five Prime Independent Patent Rights, that Cover both (x) a Five Prime Study Invention and (y) any other Invention are included within the Combined Therapy Patent Rights.

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EXECUTION VERSION

1.50“Five Prime Technology” shall mean all Technology Controlled by Five Prime or a Five Prime Affiliate as of the Effective Date or during the Term through efforts outside of this Agreement related to the Five Prime Compound or the Combined Therapy and necessary for the performance of the Development Plan.  For clarity, Five Prime Technology does not include (a) Inventions, (b) Study Data, or (c) Combined Therapy Trial Regulatory Documentation.

1.51“Global Safety Database” shall mean the database containing serious adverse events, serious adverse drug reactions and pregnancy reports for the Combined Therapy, and shall be the authoritative data source for regulatory reporting and responding to regulatory queries.

1.52“Good Clinical Practices” or “GCP” shall mean, as to the United States and the European Union, applicable good clinical practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the United States or the European Union.

1.53“Good Laboratory Practices” or “GLP” shall mean, as to the United States and the European Union, applicable good laboratory practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices as then in effect in the United States or the European Union.

1.54“GAAP” means U.S. Generally Accepted Accounting Principles.

1.55“Good Manufacturing Practices” “GMP” shall mean, as to the United States and the European Union, applicable good manufacturing practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices as then in effect in the United States or the European Union.

1.56“IND” shall mean (a) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States; (b) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union; and (c) all supplements and amendments to any of the foregoing.

1.57“Initial Tumor Types” means non-small cell lung cancer, glioblastoma multiforme, colorectal cancer, melanoma, head and neck cancer and pancreatic cancer.

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EXECUTION VERSION

1.58“Initial Results Date” shall mean the earlier of (x) the later of the date that (A) BMS has received notice that subject screening has begun for the third dose level cohort in the Phase 1a dose escalation portion of the first Combined Therapy Trial; and (B) the date that BMS has received notice that data from a dose cohort in the first Combined Therapy Trial show that, after dosing with the Combined Therapy, ***; and (y) the date the first subject is dosed in the Phase 1b portion of the first Combined Therapy Trial (which shall be subject to mutual agreement at the JDC).

1.59“Invention” shall mean any invention or Technology, whether or not patentable, that is made, conceived, or first actually reduced to practice by or on behalf of a Party, or by or on behalf of the Parties together (including by a Third Party in the performance of the Combined Therapy Trial), in the performance of the Development Plan, Statistical Analysis Plan or Bioanalysis Plan, but excluding any data or Technology pertaining to the Dako Assay or any Study Data.

1.60“Manufacture” or “Manufacturing” shall mean manufacturing, processing, formulating, packaging, labeling, holding (including storage), and quality control testing of a Single Agent Compound or the Combined Therapy, in each case so as to be suitable for use in the Combined Therapy Trials under Applicable Law.

1.61“Material Safety Issue” means a Party’s good faith belief that there is an unacceptable risk for harm in humans based upon: (i) pre-clinical safety data, including data from animal toxicology studies; or (ii) the observation of serious adverse effects in humans after the Five Prime Compound or the BMS Compound, either as a single agent or in combination with another pharmaceutical agent (including as the Combined Therapy), has been administered to or taken by humans, such as during the Combined Therapy Trial.

1.62“Ono” shall have the meaning set forth in the recitals of this Agreement.

1.63“Ono-BMS Agreements” means those certain Collaboration Agreements between BMS and Ono dated as September 20, 2011 and as of July 23, 2014, as amended from time to time, and agreements between Ono and BMS and their Affiliates relating thereto that may be in effect from time to time.

1.64“Ono Territory” means Japan, Korea and Taiwan.

1.65“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.

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EXECUTION VERSION

1.66“Patent Rights” shall mean any and all (a) United States or foreign patents; (b) United States or foreign patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon; (c) United States or foreign patents-of-addition, reissues, reexaminations (including ex parte reexaminations, inter partes reviews, inter partes reexaminations, post grant reviews and supplemental examinations) and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, or the equivalents thereof; and (d) any other form of government-issued rights substantially similar to any of the foregoing, and “Patent” shall mean any of the foregoing issued or granted rights.

1.67“Person” shall mean an individual, unincorporated organization or association, governmental authority or agency, Entity or other entity not specifically listed herein.

1.68“Quarter” shall mean the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.69“Regulatory Authority” shall mean the FDA or any other governmental authority outside the United States (whether national, federal, provincial and/or local) that is the counterpart to the FDA, including the European Medicines Agency for the European Union.

1.70“Regulatory Documentation” shall mean, with respect to a product containing the BMS Compound as monotherapy or the Five Prime Compound as monotherapy, all submissions to Regulatory Authorities in connection with the development of such product, including all INDs and amendments thereto, BLAs and amendments thereto, drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including documents with respect to clinical data).

1.71“Restricted Combination” means any clinical trial in humans to study the combination of (x) either (A) an anti-PD-1 antagonist molecule (including antibodies, peptides and chemical compounds) or (B) an anti-PD-L1 antagonist molecule (including antibodies, peptides and chemical compounds), together with (y) an anti-CSF1R antagonist molecule (including antibodies, peptides and chemical compounds) in a Restricted Tumor Type.

1.72 “Restricted Tumor Type” means:

(a)each Initial Tumor Type for so long as the following criteria are continuously satisfied during (or prior to) the applicable time period set forth below:

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EXECUTION VERSION

(i)during the period from the Effective Date until the date that is *** after the Effective Date, (A) the Parties are using Commercially Reasonable Efforts to develop a protocol for the first planned Combined Therapy Trial for such Tumor Type, (B) the JDC has not removed such Initial Tumor Type from the Development Plan and (C) the Parties plan to dose, or have dosed, patients in a Combined Therapy Trial in such Initial Tumor Type;

(ii)during the period after the date that is *** after the Effective Date until the date that is *** after the Effective Date, (A) the JDC has approved a protocol for the first planned Combined Therapy Trial for such Tumor Type, (B) the JDC has not removed such Initial Tumor Type from the Development Plan and (C) the Parties plan to dose, or have dosed, patients in a Combined Therapy Trial in such Initial Tumor Type; and

(iii)during the period after the date that is *** after the date of approval of the IND for the first planned Combined Therapy Trial with respect to such Initial Tumor Type, the Parties are conducting an ongoing (as defined below) Phase 1b, randomized Phase 2 or Phase 3 Combined Therapy Trial in such Initial Tumor Type;

provided in each case ((i) through (iii) above) such applicable time period shall be tolled to the extent of any delay in the activities or achievement of objectives set forth in (i) through (iii) above that is caused by (A) Five Prime’s failure to use Commercially Reasonable Efforts in the performance and fulfillment of its activities under this Agreement; or (B) any Regulatory Authority.

(b)any Additional Tumor Type beginning on the date the JDC has approved the addition of such Additional Tumor Type to the Development Plan (the “Tumor Type Addition Date” with respect to such Tumor Type) and for so long as the following criteria are continuously satisfied during (or prior to) the time periods set forth below:

(i)during the period from the Tumor Type Addition Date until the date that is *** after the Tumor Type Addition Date, (A) the Parties are using Commercially Reasonable Efforts to develop a protocol for the first planned Combined Therapy Trial for such Additional Tumor Type, (B) the JDC has not removed such Additional Tumor Type from the Development Plan and (C) the Parties plan to dose, or have dosed, patients in a Combined Therapy Trial in such Additional Tumor Type;

(ii)during the period after the date that is *** after the Tumor Type Addition Date for such Additional Tumor Type until the date that is *** after the Tumor Type Addition Date for such Additional Tumor Type, (A) the JDC has approved a protocol for the first planned Combined Therapy Trial for such Additional Tumor Type, (B) the JDC has not removed such Additional Tumor Type from the Development Plan and (C) the Parties plan to dose, or have dosed, patients in a Combined Therapy Trial for such Additional Tumor Type; and

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EXECUTION VERSION

(iii)during the period after the date that is *** after the date of approval of the IND for the first planned Combined Therapy Trial with respect to such Additional Tumor Type, the Parties are conducting an ongoing (as defined below) Phase 1b, randomized Phase 2 or Phase 3 Combined Therapy Trial in such for such Additional Tumor Type;

provided in each case ((i) through (iii) above) such applicable time period shall be tolled to the extent of any delay in the activities or achievement of objectives set forth in (i) through (iii) above that is caused by (A) Five Prime’s failure to use Commercially Reasonable Efforts in the performance and fulfillment of its activities under this Agreement; or (B) any Regulatory Authority.

(c)all other Tumor Types, until such Tumor Type becomes an Excluded Tumor Type pursuant to Section 1.38.

For purposes of this definition, a Combined Therapy Trial in a Tumor Type will be deemed “ongoing” from the date patient screening begins in such Combined Therapy Trial with respect to such Tumor Type until *** after the earlier of (w) date of availability of *** for the Combined Therapy Trial; (x) *** after the date *** in such Combined Therapy Trial; and (y) the date enrollment in such Combined Therapy Trial (or the Tumor Type arm of such Combined Therapy Trial, if such Combined Therapy Trial has more than one Tumor Type arm) is stopped for safety, futility or other reasons.  If any Tumor Type ceases to be a Restricted Tumor Type at any point, then it shall thereafter not qualify as a Restricted Tumor Type.

1.73“Right of Cross-Reference” shall mean, with regard to a Party, allowing the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to a Party’s Single Agent Compound (and, in the case of BMS, the Right to Cross-Reference the Combined Therapy IND), only to the extent necessary for the conduct of a Combined Therapy Trial in such country or as otherwise expressly permitted or required under this Agreement to enable a Party to exercise its rights or perform its obligations hereunder, and, except as to information contained in the Combined Therapy IND relating to the Combined Therapy, without the disclosure of such information to such Party.

1.74“Samples” shall mean biological specimens collected from Combined Therapy Trial study subjects (including fresh or archived tumor samples, serum, peripheral blood mononuclear cells, plasma, and whole blood for RNA and DNA sample isolation).

1.75“Single Agent Compound” or “Compound” shall mean, (a) with respect to Five Prime, the Five Prime Compound, and (b) with respect to BMS, the BMS Compound.

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EXECUTION VERSION

1.76“Statistical Analysis Plan” shall mean the set of analyses of the Study Data for each Combined Therapy Trial conducted hereunder prepared by Five Prime (in consultation with BMS) and approved by the JDC in accordance with Section 2.4(d), which shall include safety analyses for the Combined Therapy in each Combined Therapy Trial.

1.77“Technology” shall mean information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not patentable, in written, electronic or any other form now known or hereafter developed, materials, data and results, including Regulatory Documentation.

1.78“Third Party” shall mean any Person other than Five Prime or BMS and their respective Affiliates.

1.79“Third Party License Payments” shall mean any payments (e.g., upfront payments, maintenance payments, milestone payments and royalties) due to any Third Party under license agreements or other written agreements granting rights to intellectual property owned or controlled by such Third Party to the extent that such rights are necessary for (i) the making, using or importing of a Party’s Single Agent Compound for the conduct of the Combined Therapy Trial, or (ii) the conduct of any Combined Therapy Trial.

1.80“Tumor Type” means any histologically distinct cancer with a particular organ of origin, which histology and organ of origin shall be determined in accordance with the Clinical Practice Guidelines in Oncology of the National Comprehensive Cancer Network. Tumor Types will be deemed the same for purposes of this Agreement if the subject cancers have the same organ of origin even if they are, for example, of a different disease stage or different line of therapy (e.g., well-differentiated and poorly differentiated gastric cancer, 1st line NSCLC and 2nd line NSCLC), and will be deemed different if the subject cancers have different organs of origin (e.g., gastric cancer and lung cancer) or different histology (e.g., NSCLC and SCLC).  Among non-solid tumor cancers, Tumor Types for leukemia, lymphoma and multiple myeloma, but not their subtypes or lines of therapy, shall be considered different Tumor Types.

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EXECUTION VERSION

1.81 “Valid Claim” means: (i) a claim in an issued Patent that has not: (a) expired or been canceled; (b) been declared invalid by an unreversed and unappealable or unappealed decision of a court or other appropriate body of competent jurisdiction; (c) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (d) been abandoned in accordance with or as permitted by the terms of this Agreement or by written agreement of the Parties; or (ii) a claim under any application for a Patent, in any case, that has not been canceled, withdrawn from consideration, finally determined to be unallowable by the applicable governmental authority or court for whatever reason (and from which no appeal is or can be taken), or abandoned.

Additional Definitions.  In addition to those terms defined above, definitions for each of the following terms are found in the body of this Agreement as indicated below:

Defined Term	Section
Additional Non-Developed Study	3.5(b)
Alliance Manager	2.7
Breaching Party	12.2(a)
Co-Chair	2.3
Cure Period	12.2(a)
Dako Assay	Exhibit A
Development Plan	2.1
Dispute	13.3(a)
ICF	2.6(a)
Exclusive Collaboration Period	3.5(a)
Final Match Date	3.5(e)
Five Prime CSF1R Program	3.5(d)
Indemnify	11.1
Infringement	6.3(a)
IRBs	9.3(d)
JDC or Joint Development Committee	2.3
JDC Dispute	2.8
Joint Subsequent Study	5.4(b)
Losses	11.1
Non-Breaching Party	12.2(a)
Non-Prosecuting Party	6.1(c)
Officials	10.9

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EXECUTION VERSION

Operational Matters	2.6(a)
Other Party	3.5(b); 5.4(b)
Packaging and Labeling Cost	4.2(b)
Parallel Study	3.5(b)
Payment	10.9
Permitted Clinical/Preclinical Research	3.5(a)
Pharmacovigilance Agreement	2.2
POTV	9.6
Proposing Party	3.5(b); 5.4(b)
Proposed Study	3.5(b)
Prosecuting Party	6.1(c)
Protocol	2.1(a)
Publication Dispute	9.5(c)
Quality Agreement	4.3
Results	9.5(b)
Section 4.2(b) Costs	4.2(b)
Site/CRO List	2.6
Study Data	8.1
Subsequent Study	5.4(b)
Subsequent Study Agreement	5.4(b)
Sunshine Laws	9.7
Term	12.1
Third Party Claim	11.1
Third Party Study Costs	7.1

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EXECUTION VERSION

Article 2

COLLABORATION SCOPE; GOVERNANCE

2.1Scope of Collaboration; Governance of Agreement.

(a)The Parties shall, pursuant to this Agreement, collaborate to conduct the activities set forth in the development plan agreed by the Parties and disclosed on the Effective Date, as such plan may be amended by the Parties from time to time (the “Development Plan”).  Each clinical trial of a Combined Therapy conducted under the Development Plan (each, a “Combined Therapy Trial”) shall be conducted in accordance with a protocol (each, a “Protocol”) to be drafted by Five Prime (in consultation with BMS) and agreed upon by the Parties at a meeting of the JDC.  Any amendments to the Development Plan will be subject to agreement of the Parties at a meeting of the JDC or by written agreement (including by email acknowledgment) of the JDC Co-Chairs without a meeting.

(b)The Combined Therapy Trials shall be conducted under a combination IND, for which Five Prime will be the sponsor of record (the “Combined Therapy IND”).  Each Party shall have a beneficial one-half interest in such Combined Therapy IND; provided, however, that: (i) in no event will either Party be required to obtain the consent of the other Party to transfer or encumber its interest in the Combined Therapy IND; provided that the transferee or encumbrance holder agrees to abide by the terms and conditions of this Agreement, and provided that any transfer occurs only in connection with, and to the same transferee of, a transfer of all of a Party’s rights in its Single Agent Compound, (ii) Five Prime shall be the sole holder of all legal interests in the Combined Therapy IND, and neither Party shall have any obligation to share with the other Party any consideration received in connection with the sale, license or use of its interest in the Combined Therapy IND where permitted by this Agreement, and (iii) neither Party shall be permitted to grant any Third Party any Right of Cross-Reference with respect to any portion of the Combined Therapy IND relating to the other Party’s Single Agent Compound for use as monotherapy or for use in combination with any other molecules (other than for use with the BMS Compound, in the case of BMS, or the Five Prime Compound, in the case of Five Prime, in each case as permitted by this Agreement), except as required by a governmental authority.  Each Party shall provide a Right of Cross-Reference to their respective INDs for their respective Single Agent Compound as necessary to allow the Combined Therapy Trials to be conducted under the Combined Therapy IND.  For the avoidance of doubt, each Party shall be responsible for (i) drafting and updating as necessary the investigator’s brochure for its respective Single Agent Compound, and (ii) filing all necessary Regulatory Documentation to the existing IND for its respective Single Agent Compound, including the submission to such existing IND of serious adverse event and adverse drug reaction cases emerging from any Combined Therapy Trial.

(c)Information to be Provided by Five Prime

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EXECUTION VERSION

(i)Five Prime shall provide BMS with the following relating to the Five Prime Compound: (A) the latest investigator’s brochure (and annual updates), list of ongoing clinical studies and clinically relevant safety information that emerges from other clinical studies within *** (or as soon reasonably practicable) after general distribution of final versions of such documents within Five Prime, in each case, to the extent any applicable confidentiality obligations relating to other combination therapy trials involving the Five Prime Compound and a Third Party’s compound do not prevent Five Prime from sharing such documents with BMS, (B) reasonably prompt notice of any material safety interactions with any Regulatory Authority and the substance thereof regarding any clinical trials of the Five Prime Compound during the Term; (C) a summary of all new clinically relevant toxicology study data on the Five Prime Compound within *** (or as soon as reasonably practicable) after generation within Five Prime; (D) Aggregate Safety Information from all other clinical trials of the Five Prime Compound (if not provided elsewhere) *** or as otherwise agreed to by the JDC; and (E) such other safety data as set forth in the Pharmacovigilance Agreement.  BMS shall use any such data provided pursuant to this Section 2.1(c)(1) solely to evaluate the safety of (1) the Five Prime Compound for use in the Combined Therapy Trials and (2) the Combined Therapy.  All such disclosures are Confidential Information of Five Prime.

(ii)Five Prime shall provide BMS with the following relating to the Combined Therapy: (A) safety analyses for each Combined Therapy Trial in accordance with the applicable Statistical Analysis Plan and (B) such other safety data as set forth in the Pharmacovigilance Agreement.  Each Party shall use any such data provided pursuant to this Section 2.1(c)(ii) solely to evaluate the safety of (1) its own Compound for use in the Combined Therapy Trials and the Combined Therapy and (2) as permitted elsewhere in this Agreement.  All such disclosures are Confidential Information of both Parties.

(iii)Five Prime shall provide BMS with the following relating to the BMS Compound: (A) safety analyses for the BMS Compound as monotherapy from each Combined Therapy Trial in accordance with the applicable Statistical Analysis Plan and (B) such other safety data as set forth in the Pharmacovigilance Agreement.  BMS may use such information for any purpose and all such information and data shall be Confidential Information of BMS.

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EXECUTION VERSION

(d)BMS shall provide Five Prime with the following relating to the BMS Compound: (i) the latest investigator’s brochure (and annual updates), list of ongoing clinical studies and clinically relevant safety information that emerges from other clinical studies within *** (or as soon as reasonably practicable) after general distribution of final versions of such documents within BMS, in each case, to the extent any applicable confidentiality obligations relating to other combination therapy trials involving the BMS Compound and a Third Party’s compound do not prevent BMS from sharing such documents with Five Prime, (ii) reasonably prompt notice of any material safety interactions with any Regulatory Authority and the substance thereof regarding any clinical trials of the BMS Compound during the Term; (iii) a summary of all new clinically relevant toxicology study data on the BMS Compound within *** (or as soon as reasonably practicable) after generation within BMS; (iv) Aggregate Safety Information from all other clinical trials of the BMS Compound (if not provided elsewhere) *** or as otherwise agreed to by the JDC; and (vi) such other safety data as set forth in the Pharmacovigilance Agreement.  Five Prime shall use any such data provided pursuant to this Section 2.1(d) solely to evaluate the safety of (1) the BMS Compound for use in the Combined Therapy Trials and (2) the Combined Therapy.  All such disclosures are Confidential Information of BMS.

(e)If further studies, including toxicity studies, are required or suggested by a Regulatory Authority as a prerequisite for conducting any of the Combined Therapy Trials, then the Parties agree to hold good faith discussions in a timely manner to agree upon a protocol for such studies and amend the Development Plan to include the conduct of such studies; provided that, if the Parties are unable to agree upon a protocol for such study or if the conduct of such study shall cause a delay deemed unsatisfactory by either Party, then any disputed matters precluding agreement shall be referred to the Executive Officers (or their respective designees) for resolution.  If the Executive Officers are unable to reach resolution within *** after such referral to them (and do not mutually agree to an extension of time to arrive at such resolution), then this Agreement shall automatically terminate following the conclusion of any then-active Combined Therapy Trial (unless and until the Protocol for such required/suggested study(ies) is finalized by mutual agreement prior to the completion of such Combined Therapy Trial) and the provisions of Section 12.5 shall apply to any such termination.

(f)The Parties may agree to vary the timing and scope of the information to be provided under Sections 2.1(c) and (d) above in the Pharmacovigilance Agreement.

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EXECUTION VERSION

2.2Safety Data Exchange. The Parties shall use diligent efforts to define and finalize the processes the Parties shall employ to protect patients and promote their well-being in connection with the use of the Combined Therapy, and to execute a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”) within *** after the Effective Date, and prior to the dosing of the first patient in the first Combined Therapy Trial under the Development Plan.  Such Pharmacovigilance Agreement shall (a) provide that Five Prime or its designee shall hold and be responsible for the maintenance of the Global Safety Database for the Combined Therapy and safety reporting for the Combined Therapy, and shall lead all pharmacovigilance activities for the Combined Therapy, and (b) include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of the Combined Therapy. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements or Applicable Law, in which case local reporting requirements or Applicable Law shall prevail. In the event that this Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any outstanding pharmacovigilance reporting obligations are fulfilled.  To the extent any provision set forth in the Pharmacovigilance Agreement conflicts with any provision in this Agreement, the provision set forth in the Pharmacovigilance Agreement shall control to the extent related solely to the exchange and reporting of safety information associated with use of the products in the performance of the Development Plan as well as product safety surveillance, and the provisions of this Agreement shall control with respect to any other such conflict.

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EXECUTION VERSION

2.3Joint Development Committee. Promptly after the Effective Date, the Parties shall form a Joint Development Committee (the “JDC”).  The JDC shall consist of *** of representatives from each Party.  Each Party shall be responsible for determining the qualifications and substitutions of its JDC members. It is anticipated that each Party’s representatives may include experts in clinical development, project management, patient safety and regulatory affairs and CMC.  Each Party may invite representatives of such Party who are not JDC members to attend JDC meetings, provided that any JDC meeting that includes representatives of either Party who are not JDC members may, at the request of any JDC member, include a closed session consisting of only JDC members and Alliance Managers.  The JDC shall be co-chaired with one chairperson designated by each Party (each, a “Co-Chair”).  The JDC shall meet at least ***, or at such other frequency as the JDC agrees (and it may appoint subteams to meet more frequently), provided that either Party through its Co-Chair may request a meeting of the JDC at any time upon *** notice to the other Party, with the understanding that the other Party will use reasonable efforts to comply with such request but such other Party will not be in breach of this Agreement in the event that it is unable to comply with such request but is using reasonable efforts to conduct a JDC meeting as promptly as practicable.  Upon request by either Party, such meetings will be held by audio or video teleconference; provided that face-to-face meetings shall occur at least ***, the location of which shall alternate between South San Francisco, California and Princeton, New Jersey.  There must be a minimum of *** JDC representatives from each Party at any meeting of the JDC.  No fewer than *** prior to each meeting, and in any event as soon as reasonably practicable, each Party shall use good faith efforts to disclose to the other Party any proposed agenda items together with appropriate supporting information.  The JDC Co-Chairs shall alternate responsibility for preparing and circulating definitive minutes of each meeting of the JDC.  Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting, a list of material actions and decisions made by the JDC, a list of action items made by the JDC and a list of material issues not resolved by the JDC.  The JDC Co-Chair who drafts the minutes shall provide the other Co-Chair and each Party’s Alliance Managers with the initial draft meeting minutes, who shall return the draft with any proposed changes, and this process shall be repeated until a final version of the meeting minutes is agreed upon and signed (or acknowledged as final via email) by the two Co-Chairs.  The Parties shall reasonably cooperate to complete and agree upon a final version of meeting minutes within *** from the date of the relevant meeting.  The final version of the meeting minutes shall be signed (or acknowledged as final via email) by the two Co-Chairs, and each Party shall be provided with a copy of the final meeting minutes for its safekeeping.  A reasonable number of additional representatives of a Party may attend meetings of the JDC in advisory capacity with the prior written consent of the other Party.  All representatives to the JDC or attending JDC meetings shall be subject to confidentiality and nonuse restrictions at least as restrictive as those set forth herein.

2.4Responsibilities of the Joint Development Committee.  Each Party shall keep the JDC informed about activities performed by that Party hereunder. The JDC (or in the absence of a formal JDC meeting the Co-Chairs) shall be responsible for the following:

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EXECUTION VERSION

(a)overseeing the activities of the Parties with respect to the Development Plan, and providing a forum for the Parties to discuss, monitor and coordinate all activities and communications under the Development Plan;

(b)approving a budget for activities under the Development Plan, including any Combined Therapy Trial;

(c)reviewing (i) the progress of activities under the Development Plan, (ii) the proposed plan for medical monitoring and site audits (with Five Prime to take comments of the JDC members to such proposed plan into account) and (iii) the results of such medical monitoring and site audits;

(d)reviewing and approving any Additional Tumor Type pursuant to Section 3.5(b) and/or reviewing and approving any substitution of any Developed Tumor Type with an Additional Tumor Type;

(e)reviewing and approving with respect to each Combined Therapy Trial (i) the applicable Protocol and any proposed amendments thereto and (ii) the applicable Statistical Analysis Plan, which the JDC shall approve before the date the Database Lock for such Combined Therapy Trial occurs, and any proposed amendments thereto;

(f)approving any immunogenicity analysis for each Combined Therapy Trial, including the Protocol and the Entity selected to conduct the analysis;

(g)approving any Bioanalysis Plan (other than the Dako Assay) not set forth in the Protocol or on Exhibit A, and any amendments thereto (except those relating to the Dako Assay);

(h)reviewing proposed communication strategies and communications with any Regulatory Authority regarding the conduct of the Combined Therapy Trials and approving such proposed communications and communication strategies;

(i)approving any IND submitted for a Combined Therapy Trial, as well as reviewing submissions to any such IND in accordance with Article 5;

(j)reviewing any Combined Therapy Trial Regulatory Documentation, or portions thereof, that relate to the Combined Therapy, in accordance with Article 5;

(k)agreeing on the selection of study sites pursuant to Section 2.6(d), and  agreeing on any communications to study sites or IRBs relating to patient safety or early termination/cessation of a Combined Therapy Trial;

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EXECUTION VERSION

(l)appointing working teams, including a clinical execution working team, to be made up of representatives from each Party, that will hold telephone discussions at an agreed-upon frequency to review clinical development, patient safety and regulatory issues that arise in the course of the Combined Therapy Trials and approving the template ICF, template case report form and template clinical site study agreement to be used in a given Combined Therapy Trial;

(m)determining the quantities of Five Prime Compound and BMS Compound and any co-medications necessary for the Combined Therapy Trials and coordinating the supply of such quantities by the appropriate Party in accordance with Article 4;

(n)reviewing and approving, in advance, any additional analyses of, or that include, the Combined Therapy Study Data proposed by either Party that are not included in the Statistical Analysis Plan; provided that, for clarity, such review and approval shall not apply to analyses by a Party of the monotherapy data for its own Compound from a Combined Therapy Trial;

(o)reviewing and approving use of any Samples in accordance with Section 8.5 that are not described in the Development Plan and ICF, so long as the JDC remains in force and effect;

(p)reviewing and approving (1) the selection of any CRO and any Third Party contractor (other than individuals in a Party’s workforce who are engaged on an independent contractor basis) that has a material role in each Combined Therapy Trial pursuant to Section 2.6(d) and (2) the terms of the CRO contract or pharmacovigilance contract (including costs thereof and any impact on the budget described in clause (b) above) with a Third Party;

(q)reviewing and approving the countries in which each Combined Therapy Trial will be conducted, as set forth in Section 2.6(d);

(r)approving the final clinical trial report (and/or final statistical analysis in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial; and

(s)discussing any other topics or issues relating to the Combined Therapy Trials that either Party requests that cannot be resolved at the working team level.

For clarity, the JDC shall continue to meet to discuss the matters set forth in clauses (a)-(r) above with respect to any Parallel Study or Subsequent Study (other than a Joint Subsequent Study); provided that a Proposing Party with respect to a Parallel Study shall have final decision-making authority with respect to any such Parallel Study; provided further that the Proposing Party with respect to a Subsequent Study shall have final decision-making authority with respect to any such Subsequent Study.

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EXECUTION VERSION

2.5Joint Development Committee Authority.

(a)The JDC shall take action by unanimous consent, with each Party having a single vote, irrespective of the number of its representatives actually in attendance at a meeting. In the absence of a formal meeting, the Co-Chairs shall have decision-making authority for the JDC, so long as any decisions are documented as provided below.

(b)The JDC shall have the right to make only those determinations expressly enumerated as decisions of the JDC in this Agreement; provided that such determinations are documented in the written minutes signed (or acknowledged as final via email) by the JDC Co-Chairs.

(c)Notwithstanding anything to the contrary in this Agreement, the JDC will have no power to amend this Agreement, the Development Plan, the Pharmacovigilance Agreement or Quality Agreement without such Party’s prior written consent; in each case, except by a writing (and that is not the minutes of a meeting) signed by both Parties.

2.6Five Prime Operational Authority Generally.

(a)Five Prime shall, subject to the oversight and determinations of the JDC as provided in Sections 2.3 and 2.4, the terms of the applicable Combined Therapy Protocol, the decisions and guidance of applicable Committee(s), and applicable terms and conditions of this Agreement: (i) manage and be primarily responsible for the conduct of the Combined Therapy Trials; (ii) be the sponsor and regulatory lead with respect to the Combined Therapy Trials; and (iii) as between the Parties, be the lead with respect to (1) the selection and management of clinical study sites (including budget negotiations with vendors, timelines and contingency planning), subject to Sections 5.1(a)(x) and 5.1(b)(vi) with respect to site selection and subject to BMS’s consent as to the country(ies) where each Combined Therapy Trial will be conducted, (2) conducting clinical study start-up activities, communicating with and obtaining approval from institutional review boards and/or ethics committees, as applicable, and drafting for both Parties’ approval the template informed consent form (“ICF”) for each Combined Therapy Trial, (3) subject recruitment and retention activities, (4) ongoing site monitoring and quality assurance audits, (5) subject to the terms of the Pharmacovigilance Agreement, management of safety reporting by contract research organizations and clinical study sites, (6) ongoing medical monitoring, (7) management, monitoring and audits of CROs in connection with each CRO involved in the conduct of the Combined Therapy Trial, and (8) inquiries from clinical study subjects ((1)-(8), collectively, the “Operational Matters”). Five Prime shall use Commercially Reasonable Efforts to perform such Operational Matters.  The JDC shall set up a mechanism for BMS or a working team of the JDC to be informed and updated on a timely periodic basis regarding Operational Matters, so that if BMS has any concerns or disagreements regarding same, the matter can be escalated to the JDC for review.

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EXECUTION VERSION

(b)Each Party shall be responsible for paying the full amount of any Third Party License Payments that it is obligated to pay pursuant to its agreement with a Third Party on account of the conduct of any Combined Therapy Trial or pursuant to Sections 4.1(a) or 4.2(a).

(c)Five Prime shall provide BMS with access to the Study Data in accordance with Sections 5.1(a)(xvi) and 5.1(a)(xvii).

(d)Five Prime, after discussion with BMS, will create and provide the JDC with a proposed list of potential clinical trial site(s), CROs and investigators that may be used to conduct each Combined Therapy Trial, with the final list to be subject to JDC (or Co-Chair) approval (such JDC-approved list being the “Site/CRO List”).  The proposed Site/CRO List will be provided to the JDC prior to Five Prime initiating site selection negotiations or visits (for sites/investigators) or CRO negotiations (for CROs).  Five Prime shall have the authority to select the final clinical trial sites, CROs and investigators from the Site/CRO List. In the event that additional sites need to be added after the initial list is approved, Five Prime will create a new CRO/Study Site List that includes the new sites and provide such list to the JDC for approval by the JDC (or Co-Chairs) per this Section 2.6(d).

2.7Alliance Managers.  Each of the Parties will appoint one representative to act as its Alliance Manager (each, an “Alliance Manager”).  The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties.  The Alliance Managers will attend all meetings of the JDC and support the JDC in the discharge of its responsibilities.  An Alliance Manager may bring any matter concerning a Party's performance under this Agreement to the attention of the JDC if the Alliance Manager reasonably believes that such attention is warranted.  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager.  Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JDC.  Each Alliance Manager also will:

(a)be the point of first referral in all matters of dispute resolution in accordance with Section 13.3;

(b)provide a point of communication both internally within its respective Party’s organizations and between the Parties regarding the Combined Therapy Trials;

(c)assist in coordinating any collaborative efforts under this Agreement, if any, and any external communications; and

(d)take responsibility for ensuring that JDC activities, such as the conduct of required JDC meetings, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed.

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EXECUTION VERSION

2.8Dispute Resolution.  The representatives of the JDC shall attempt in good faith to reach consensus on all matters properly brought before the JDC.  Except as otherwise provided in this Agreement, if, after a good faith, reasonable and open discussion at a JDC meeting among the members of the JDC, the JDC is unable to agree on a matter within the scope of the JDC’s responsibilities as set forth in Section 2.4, that has been properly before the JDC for a period of at least *** and that calls for a decision, either Party may refer the dispute (a “JDC Dispute”) to the Executive Officers for resolution.  If the Executive Officers are unable to reach a resolution within *** of such referral, then the JDC Dispute will be referred to the Chief Executive Officer of Five Prime or his or her designee and the Chief Scientific Officer of BMS or his or her designee for attempted resolution by good faith negotiations within *** after such referral is made.  In the event such officers are unable to resolve such JDC Dispute within such *** period, then:

(a)if such JDC Dispute regards whether or not to commence any Combined Therapy Trial, then such Combined Therapy Trial shall not proceed absent mutual agreement of the Parties;

(b)if such JDC Dispute occurs subsequent to the commencement of any Combined Therapy Trial, and relates to either (1) an amendment requiring mutual agreement proposed by either Party to an agreed-upon Protocol or protocol synopsis, CRO Agreement, Bioanalysis Plan (not relating to the Dako Assay) or Statistical Analysis Plan with respect to such Combined Therapy Trial, or (2) any other matter relating to the strategy, conduct, rationale, or safety of such Combined Therapy Trial, there shall be no decision on the matter and the then-existing terms of the applicable Protocol, protocol synopsis, CRO Agreement, Bioanalysis Plan or Statistical Analysis Plan shall govern; or

(c)if such JDC Dispute is not addressed by Section 2.8(a) or (b), the dispute shall be resolved through arbitration as provided for in Section 13.3(c).

2.9Conduct.  Each Party shall use Commercially Reasonable Efforts to perform and fulfill its respective activities under this Agreement, and shall do so in accordance with Applicable Law, including GCP, GLP and GMP.

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EXECUTION VERSION

Article 3

LICENSE GRANTS

3.1Grant by BMS.  Subject to the terms of this Agreement, BMS hereby grants to Five Prime a non-exclusive, worldwide (other than within the Ono Territory), non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the BMS Independent Patent Rights, BMS Technology, and BMS Regulatory Documentation to use the BMS Compound, solely to the extent necessary to (1) discharge Five Prime’s obligations under this Agreement with respect to the conduct of the Development Plan and (2) conduct any Subsequent Studies.

3.2Grant by Five Prime.  Subject to the terms of this Agreement, Five Prime hereby grants to BMS a non-exclusive, worldwide, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the Five Prime Independent Patent Rights, Five Prime Technology, and Five Prime Regulatory Documentation to use the Five Prime Compound, solely to the extent necessary to (1) discharge BMS’s obligations under this Agreement with respect to the conduct of the Development Plan and (2) conduct any Subsequent Studies.

3.3Sublicensing.

(a)Subject to Section 3.3(b) and Section 3.3(c), each Party shall have the right to grant sublicenses under the licenses granted to it under Section 3.1 to Affiliates and, if required for a Third Party to perform its duties with respect to the conduct of the Development Plan and any Subsequent Studies (and agreed to by the other Party, such consent not to be unreasonably withheld), to Third Parties, solely as necessary to assist a Party in carrying out its responsibilities with respect to the Development Plan and any Subsequent Studies.

(b)For the avoidance of doubt, in no event shall BMS (or any of its sublicensees) have the right to grant Ono or any of Ono’s Affiliates any sublicense under the license granted to BMS in Section 3.2.

(c)With regard to any such sublicenses permitted and made under this Agreement, (i) such sublicensees, except Affiliates (so long as they remain Affiliates of a Party), shall be subject to written agreements that bind such sublicensees to obligations that are consistent with a Party’s obligations under this Agreement including confidentiality and non-use provisions no less restrictive than those set forth in Sections 8.2 and 8.3 and Article 9, and provisions regarding intellectual property that ensure that the Parties will have the rights provided under this Agreement to any intellectual property created by such sublicensee, (ii) each Party shall provide written notice to the other of any such sublicense (and obtain approval for sublicenses to Third Parties); and (iii) the licensing Party shall remain liable for all actions of its sublicensees.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

3.4No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any intellectual property of the other Party, including Confidential Information disclosed to it under this Agreement or under any Patent Rights Controlled by the other Party or its Affiliates.

3.5Exclusivity.

(a)BMS and Five Prime will be exclusive collaborators with respect to each Restricted Combination, during the period such combination is a Restricted Combination (such period for such Restricted Combination, the “Exclusive Collaboration Period”).  During the Exclusive Collaboration Period for a Restricted Combination, neither Party will (i) conduct any clinical research in collaboration with a Third Party with respect to such Restricted Combination (for clarity, the foregoing shall not prohibit either Party from contracting with any clinical research organization or other Third Party engaged to operationalize the conduct of clinical research (e.g., drug depots, laboratories, drug product labelers, etc.)), or (ii) grant any right to a Third Party under its IND, BLA or other Regulatory Documentation for its Compound or under the Combined Therapy Trial IND during the Exclusive Collaboration Period for such Restricted Combination to enable a Third Party to research or develop such Restricted Combination, except as required by Applicable Law or as otherwise expressly permitted by this Agreement. The foregoing shall not (1) restrict or preclude either Party from conducting any clinical research, or other activities with respect to such Party’s Compound, including any combination studies, involving such Party’s Compound, other than those for a Restricted Combination in collaboration with a Third Party during the Exclusive Collaboration Period for such Restricted Combination, (2) restrict or preclude the out-license or sale of a Party’s Compound (provided that the licensee or acquirer of such Compound, as applicable, agrees to comply with the restrictions set forth herein), (3) subject to Section 3.5(b), restrict or prohibit either Party from conducting any Combined Therapy Trial, including in a Restricted Tumor Type, on its own (including through one or more clinical research organizations or other Third Parties engaged to operationalize the conduct of clinical research (e.g., drug depots, laboratories, drug product labelers, etc.)) or (4) restrict or preclude either Party from performing preclinical research in a Restricted Tumor Type regarding a Restricted Combination with any non-profit entities (including university and academic research institutions), provided that each Party shall share with the other Party any data generated from any such clinical research under subpart (3) and preclinical research under subpart (4) during the Exclusive Collaboration Period and, if requested by the other Party, hereby grants the other Party a nonexclusive license to use such data and any Technology, inventions and intellectual property rights made by the granting Party or such non-profit Third Party arising from such clinical research or preclinical research during the Exclusive Collaboration Period to the extent relating to a Restricted Combination, subject to any conditions and restrictions that apply to such granting Party’s use of such data, Technology, inventions, and intellectual property rights (“Permitted Clinical/Preclinical Research”).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Proposed Additional Non-Developed Studies; Non-Developed Tumor Types

(i)If one Party (for purposes of this Section 3.5(b) only, the “Proposing Party”) would like to conduct a clinical trial of a Restricted Indication in a Tumor Type other than a Developed Tumor Type (for purposes of this Section 3.5(b) only, an “Additional Non-Developed Study”), the Proposing Party shall present the other Party (for purposes of this Section 3.5(b) only, “Other Party”) with a proposed protocol synopsis, substantially in the format of Exhibit B, for such Additional Non-Developed Study as a Combined Therapy. The Other Party shall have the right, which must be exercised (if at all) within *** after the later of (X) the date on which the Other Party has received the protocol synopsis and (Y) the Initial Results Date whether to participate in such Additional Non-Developed Study as a Combined Therapy under this Agreement, and, upon the election of the Other Party, the JDC shall amend the Development Plan to include the conduct of such Additional Non-Developed Study as a Combined Therapy Study, with the protocol (and any changes thereto) for the Proposed Study to be subject to approval by the JDC, and (for clarity), such Tumor Type shall become a Developed Tumor Type and a Restricted Tumor Type.

(ii)In the case the Other Party has declined to participate, but where material changes are made to the protocol for an Additional Non-Developed Study (relative to the protocol synopsis that was most recently reviewed by the Other Party) before it is initiated, such protocol and such Additional Non-Developed Study shall then be subject to a new review by the Other Party as a new proposal for an Additional Non-Developed Study (with the Other Party having the right to participate as set forth above, and otherwise review as set forth below).  Notwithstanding the foregoing, a change to the protocol for an Additional Non-Developed Study to substitute the Combined Therapy with a combination of (x) either (A) an anti-PD-1 antagonist molecule (including antibodies, peptides and chemical compounds) (other than Nivolumab) or (B) an anti-PD-L1 antagonist molecule (including antibodies, peptides and chemical compounds), together with (y) an anti-CSF1R antagonist molecule (including antibodies, peptides and chemical compounds), which combination is not a Combined Therapy, shall not be deemed a material change to the protocol for such Additional Non-Developed Study, and any revisions to such protocol necessary because such combination is not a Combined Therapy (e.g., changes in dosing frequency, changes in inclusion or exclusion criteria, etc.) shall not be deemed a material change to the protocol for such Additional Non-Developed Study.

(iii)In the event that, notwithstanding the procedure set forth above in clauses (i) and (ii) above, the Other Party declines to participate in such Additional Non-Developed Study, the Proposing Party may proceed with such study and, in such event, the applicable Tumor Type shall no longer be a Restricted Tumor Type.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(c)Proposed Combined Therapy Studies; Parallel Studies

(i)If one Party (for purposes of this Section 3.5(c) only, the “Proposing Party”) would like to conduct a clinical trial of the Combined Therapy in a Developed Tumor Type, outside the scope of the Development Plan (for purposes of this Section 3.5(c) only, a “Proposed Study”), the Proposing Party shall present the other Party (for purposes of this Section 3.5(c) only, “Other Party”) with a proposed protocol synopsis, substantially in the format of Exhibit B, for such Proposed Study. The Other Party shall have the right, which must be exercised (if at all) within *** after the later of (X) the date on which the Other Party has received the protocol synopsis and (Y) the Initial Results Date whether to participate in such Proposed Study under this Agreement, and, upon the election of the Other Party, the JDC shall amend the Development Plan to include the conduct of such Proposed Study as a Combined Therapy Study, with the protocol (and any changes thereto) for the Proposed Study to be subject to approval by the JDC.

(ii)In the case the Other Party has declined to participate, but where material changes are made to the protocol for a Proposed Study (relative to the protocol synopsis that was most recently reviewed by the Other Party) before it is initiated, such protocol and Proposed Study shall then be subject to a new review by the Other Party as a new proposal for a Proposed Study (with the Other Party having the right to participate as set forth above, and otherwise review as set forth below).

(iii)In the case where the Other Party does not desire to participate in the Proposed Study under this Agreement or if the Other Party elects to participate but both Parties otherwise do not reach agreement with respect to the Protocol or amendment to the Development Plan with respect to the Proposed Study within *** following the Other Party’s decision to participate in the Proposed Study (but no later than *** from the receipt by the Other Party of the proposed protocol synopsis (as amended pursuant to clause (ii) above, if applicable) for the Proposed Study), the Proposing Party may proceed with the Proposed Study on its own (a “Parallel Study”), subject to the conditions set forth below:

(1)such Parallel Study is approved by all applicable IRBs, and is otherwise conducted in compliance with all Applicable Law;

(2)the Parallel Study shall not proceed if the Other Party has a reasonable significant safety objection to the conduct of the Parallel Study (unless and until such safety objection is addressed to the Other Party’s reasonable satisfaction);

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(3)unless the Parties agree otherwise in writing, the dosage and dosage regimen of the Other Party’s Compound to be used in the Parallel Study shall be within (i) the dosage and regimen in the approved label for such Compound (if such Compound is approved), (ii) the protocol-determined expansion dosage and regimen for such Compound in any Phase 1b Combined Therapy Trial, (iii) the final recommended Phase 2 dosage and regimen used for such Compound in any Phase 2 Combined Therapy Trial, (iv) the dosage and regimen then being used for such Compound in any on-going Phase 2 or Phase 3 clinical study then being conducted by the Other Party for its Compound or (v) such other dose and regimen that the Parties agree on;

(4)for Parallel Studies where Five Prime is the non-participating Other Party, the total number of subjects to be treated with Five Prime Compound in aggregate in all such Parallel Studies shall not exceed *** (such that the total amount of Five Prime Compound to be manufactured by Five Prime for all such Parallel Studies where Five Prime is the Other Party shall not exceed the amount required for the treatment of ***). BMS shall reimburse Five Prime for *** (without profit mark-up and determined in accordance with Five Prime’s customary practices in accordance with GAAP), ***;

(5)for Parallel Studies where BMS is the non-participating Other Party, the total number of subjects to be treated with BMS Compound in aggregate in all of such Parallel Studies shall not exceed *** (such that the total amount of BMS Compound to be manufactured by BMS for all such Parallel Studies where BMS is the Other Party shall not exceed the amount required for the treatment of ***). BMS shall supply the amount required for such Parallel Studies ***;

(6)the Proposing Party hereby grants to the Other Party a non-exclusive, worldwide, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of Section 3.3) to use any intellectual property generated as a result of a Parallel Study solely to the extent such intellectual property relates to such non-participating Other Party’s Compound;

(7)the Parties will enter into a mutually acceptable written supply agreement (a “Supply Agreement”) governing forecasting, ordering, procedures for acceptance and rejection, and other customary provisions for the supply of the Other Party’s Compound (giving the Parallel Study the same supply priority as the Other Party’s other clinical studies for the Compound), as well as a mutually acceptable quality agreement (in each case, the Parties to act in good faith and reasonably in finalizing such Supply and Quality Agreements);

(8)Exhibit D sets forth a list of possible countries in which Parallel Studies may be conducted, provided that a Party shall not be obligated to supply its Compound for use in a country listed on Exhibit D or otherwise if such Party’s Compound has not previously been made available for clinical or commercial use in such country;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(9)the Proposing Party shall indemnify, defend and hold harmless the Other Party against all third claims and any resulting liabilities, losses, damages, cost and expenses incurred by the Other Party arising out of such Third Party claims based on the use of the Other Party’s Compound in such Parallel Study, except to the extent attributable to (i) the Other Party’s Compound not meeting applicable specifications or (ii) the negligence or willful misconduct of the Other Party (with the indemnification procedures to follow those set forth in Section 11.3); and

(10)the Other Party hereby grants a non-exclusive, fully-paid (with the Other Party to be responsible for any Third Party Payments as may be owed in connection therewith relating to the use of the Other Party’s Compound) license under the intellectual property controlled by it and its Affiliates to enable the Proposing Party to conduct the Parallel Study.

For clarity, the Other Party’s Compound would be used in the form supplied and in no event would the formulation of the Other Party’s Compound be altered, except for purposes of packaging or labeling same for clinical purposes as long as regulatory requirements for use of same are met.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(iv)Subject to the above, the Other Party would provide the Proposing Party under the Supply Agreement with sufficient quantities of its Compound (subject to any forecasting, minimum order quantity, and similar provisions to be set forth in the Supply Agreement) to conduct the applicable Parallel Study and promptly provide written authorization to the FDA and other applicable regulatory authorities of the Proposing Party’s Right to Cross-Reference the appropriate INDs (including any Combined Therapy Trial IND) and other Regulatory Documentation of the Other Party for its Single Agent Compound as may be required for the conduct of the Parallel Study (subject to Applicable Law).  Subject to Section 3.5(b)(v), the same rights and obligations as set forth in this Agreement would apply with respect to each Parallel Study with respect to the use and disclosure of results, sharing of information, safety data exchange and patent rights in connection with the applicable Parallel Study (with such rights and obligations to be confirmed/restated in the Supply Agreement for such Parallel Study).  Accordingly, under the Supply Agreement for each Parallel Study (but subject to Section 3.5(b)(v)): (i) the Proposing Party will keep the Other Party informed of the progress of the Parallel Study; (ii) the Other Party shall be entitled to use the Combination Therapy Data from the Parallel Study to (1) submit regulatory filings and, subject to Section 3.5(b)(v), seek approvals for its own Compound, either alone or as part of a combination use therapy with the Proposing Party’s Compound and (2) following the applicable approval, to promote indications based on, and to disseminate, the Combination Therapy Data for the benefit of its own Compound, either alone or as part of the combination therapy with the Proposing Party’s Compound, where permitted by and in accordance with Applicable Law and (iii) in the case where a Party submits Combination Therapy Data for regulatory approval for the use of its Single Agent Compound in combination with the other Party’s Single Agent Compound (including any reference to the Combination Therapy Data in its label), then the Party seeking approval shall be granted by the other Party a  Right of Cross-Reference to the other Party’s Regulatory Documentation (including any INDs owned or controlled by it for any Combined Therapy Trials) solely to the extent required for such purpose.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(v)In the case where the Other Party for a Parallel Study elects to use the Combination Therapy Data from such Parallel Study in a regulatory filing in the FDA or European Medicines Agency (“EMA”) for its Compound for purposes of obtaining approval of an indication for the Combination Therapy for its Compound, and the Other Party obtains such regulatory approval for such Combination Therapy indication (i.e., such approved Combination Therapy indication is included in the label for its Compound allowing promotion of such indication), then the Other Party shall thereafter be obligated to pay to the Proposing Party an amount in aggregate equal to *** of the documented out-of-pocket payments (other than costs of drug supply) to clinical trial sites, CROs and other contractors reasonably incurred by the Proposing Party directly as a result of the conduct of the applicable Parallel Studies in such indication relied upon for the approval of the new indication (including costs for project management, document management, monitoring and site management, specimen management, laboratory, imaging, investigator grants, site costs, Compound labeling and storage, EDC, IVRS, consultants, contractors for the testing and screening of patients and lab costs) (for purposes of this Section 3.4(b)(v) only, such aggregate amount, the “Cost Sharing Payment”).  The Other Party shall pay the Proposing Party *** of the Cost Sharing Payment each year (without interest) (for purposes of this Section 3.4(b)(v) only, each such payment, a “Cost Sharing Installment”), such that the Cost Sharing Payment would be fully paid after *** Cost Sharing Installment payments, with the first payment to be made within *** after the date Regulatory Approval is obtained by the Other Party for such Combination Therapy indication and the next *** Cost Sharing Installments to be made within *** after each of the next *** of such Regulatory Approval.  For clarity, use of the Combination Therapy Data by the Other Party in a regulatory filing for safety reporting purposes (or other purposes that do not permit the promotion of its Compound for the Combination Therapy indication) shall not trigger any Cost Sharing Payment.

3.6Access to Information. During the period from the Effective Date until the date which is *** subsequent to the Initial Results Date, BMS shall have the right to conduct due diligence on the anti-CSF1R antagonist molecules (including antibodies, peptides and chemical compounds) Controlled by Five Prime, including the Five Prime Compound (the “Five Prime CSF1R Program”), in order to determine whether BMS is interested in exclusively licensing the right to develop and commercialize the Five Prime CSF1R Program.  In furtherance of the foregoing, if requested by BMS, Five Prime will disclose to BMS all material information and results relating to the Five Prime CSF1R Program as promptly as practicable after such information and results become available. Any such information and results shall be treated as Confidential Information of Five Prime hereunder.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

3.7Right of First Refusal.  If at any time prior to the date which is ninety (90) days subsequent to the Initial Results Date (such period, the “ROFR Offer Period”) Five Prime determines that it wishes to out-license the right to commercialize the Five Prime CSF1R Program in any territory, Five Prime will promptly notify BMS in writing of same and the territory as to which the license will cover, and BMS will have the exclusive right to negotiate for the right to obtain an exclusive license to develop and commercialize the Five Prime CSF1R Program in such territory (the “Right of First Refusal”), for a period of three (3) months thereafter (the “ROFR Negotiation Period”); provided that the ROFR Negotiation Period shall be extended for any period during which Five Prime has not complied with Section 3.6 above.  For clarity, if the original notice is not for a worldwide license, then BMS’s rights shall remain in effect during the ROFR Offer Period with respect to the territory not covered by the original notice if Five Prime subsequently determines to expand the territory of the license. During the ROFR Negotiation Period, if requested by BMS, Five Prime will disclose to BMS all material information and results relating to the Five Prime CSF1R Program as promptly as practicable after such information and results become available. Any such information and results shall be treated as Confidential Information of Five Prime hereunder.   If BMS and Five Prime do not reach an agreement for such rights within the ROFR Negotiation Period, then Five Prime will be free to out-license any and all rights (subject to the terms of this Agreement) to the Five Prime CSF1R Program in such territory; provided, however, that Five Prime shall not out-license the right to commercialize the Five Prime CSF1R Program in such territory (including any modification to such territory than was previously considered by BMS) to a Third Party within the ninety (90) day period after the end of the ROFR Offer Period without first offering to BMS the same terms that such Third Party offered to Five Prime (with such terms being memorialized in a written term sheet or proposed definitive agreement) (such terms, “Third Party Terms”) and allowing BMS ten (10) Business Days to accept such Third Party Terms (the end of such ten (10) Business Day period, the “Final Match Date”).  In the event that Five Prime does not enter into a transaction with a Third Party with respect to the rights that are the subject of such Right of First Refusal within a period of *** subsequent to the Final Match Date or Five Prime does not receive (or make) an offer to any such Third Party that would give rise to the existence of any Third Party Terms and the ROFR Offer Period has not ended, then BMS rights under this Section 3.7 shall be reinstated for the remainder of the ROFR Offer Period, such that in the event that Five Prime determines that it wishes to out-license the right to commercialize the Five Prime CSF1R Program in any territory prior to the end of the ROFR Offer Period, Five Prime will again promptly notify BMS in writing of same and the territory as to which the license will cover, and BMS’s Right of First Refusal will once again apply on the same terms and conditions described above.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

3.8Right of First Negotiation. During the Term and subsequent to the ROFR Offer Period, if Five Prime determines that it wishes to out-license the right to commercialize the Five Prime CSF1R Program in any territory, Five Prime will inform BMS in writing of same and the territory as to which the license will cover.  BMS will have an exclusive right to negotiate, for a period of three (3) months thereafter, to obtain exclusive rights to develop and commercialize the Five Prime CSF1R Program for such territory (the “ROFN Negotiation Period”).  During the ROFN Negotiation Period, if requested by BMS, Five Prime will disclose to BMS all material information and results relating to the Five Prime CSF1R Program as promptly as practicable after such information and results become available. Any such information and results shall be treated as Confidential Information of Five Prime hereunder.  Notwithstanding the foregoing, the ROFN Negotiation Period shall be extended for any period during which Five Prime has not complied with its obligations in the preceding sentence. If the original notice is not for a worldwide license, then BMS’s rights shall remain in effect with respect to the territory not covered by the original notice if Five Prime subsequently determines to expand the territory of the license.  If BMS does not exercise its right of first negotiation for such rights to the Five Prime CSF1R Program or if an agreement is not reached between BMS and Five Prime for such rights within the ROFN Negotiation Period, then Five Prime will be free to out-license any and all rights (subject to the terms of this Agreement) to the Five Prime CSF1R Program for such territory.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 4

MANUFACTURE AND SUPPLY

4.1Five Prime Compound.

(a)Manufacture and Supply.  Five Prime shall use Commercially Reasonable Efforts to Manufacture or have Manufactured the Five Prime Compound in drug product or drug substance form (as necessary) in reasonable quantities and at the points in time as agreed by the JDC for each Combined Therapy Trial.  The cost of Manufacture and supply (including shipping, insurance, taxes and duty, if applicable) of Five Prime Compound for the performance of the Development Plan (i) with respect to any Phase 1a Combined Therapy Trial, shall be borne solely by Five Prime, and (ii) with respect to any Phase 1b or later Combined Therapy Trial, fifty percent (50%) shall be borne by Five Prime and fifty percent (50%) shall be borne by BMS, and Five Prime shall bear the risk of loss for the Five Prime Compound.  Five Prime shall also be responsible for the payment of any Third Party License Payments that may be due exclusively on the supply of Five Prime Compound for the performance of the Development Plan.  The Five Prime Compound shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the Five Prime Compound used by Five Prime for its other clinical trials of the Five Prime Compound.  Five Prime shall deliver to BMS certificates of analysis, and any other documents specified in the Quality Agreement, including such documentation as is necessary to allow BMS to compare the Five Prime Compound certificate of analysis to the Five Prime Compound specifications.  The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the Five Prime Compound in connection with this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

4.2BMS Compound.

(a)Manufacture and Supply.  BMS shall use Commercially Reasonable Efforts to Manufacture or have Manufactured the BMS Compound in drug substance and/or drug product form (as necessary) in reasonable quantities and at the points in time as agreed by the JDC for the performance of the Development Plan or as necessary for Permitted Clinical/Preclinical Research conducted by Five Prime, and shall supply such BMS Compound in unmarked vials to Five Prime or its designee for use in the Combined Therapy Trials or such Permitted Clinical/Preclinical Research.  Five Prime will package and label the BMS Compound for use in the Combined Therapy Trials or such Permitted Clinical/Preclinical Research, subject to Section 4.2(b).  The cost of Manufacture and supply (including shipping, insurance, taxes and duty, if applicable) of the BMS Compound shall be borne solely by BMS.  BMS shall bear the risk of loss for the BMS Compound until delivery of the BMS Compound to Five Prime or its designee.  BMS shall also be responsible for the payment of any Third Party License Payments that may be due to Ono or to others exclusively on the supply of BMS Compound hereunder for the performance of the Development Plan or Five Prime’s performance of Permitted Clinical/Preclinical Research.  The BMS Compound shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the BMS Compound used by BMS for its other clinical trials of the BMS Compound.  BMS shall deliver certificates of analysis, and any other documents specified in the Quality Agreement, including such documentation as is necessary to allow Five Prime to compare the BMS Compound certificate of analysis to the BMS Compound specifications.  The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the BMS Compound in connection with this Agreement.  BMS will provide Five Prime with country-specific customs valuations for the BMS Compound, which Five Prime must use for deliveries to each country. Five Prime must request these valuations at least *** prior to each shipment through the BMS’s clinical supply organization.

(b)Packaging Costs for BMS Compound.  Notwithstanding Section 4.2(a), *** (“Section 4.2(b) Costs”).  For purposes of this Agreement, “Packaging and Labeling Costs” shall be in accordance with its customary practices in accordance with GAAP, without labor, profit or mark-up.

(c)Use of BMS Compound Supplied by BMS to Five Prime.  Five Prime shall use the quantities of BMS Compound supplied to it under this Agreement solely as necessary for, and in accordance with, this Agreement and the Development Plan, and for no other purpose, including as a reagent or tool to facilitate its internal research efforts, for any commercial purpose, or for other research unrelated to the performance of the Development Plan.  Except as may be required under this Agreement, the Development Plan or a Bioanalysis Plan, Five Prime shall not perform, and shall not allow any Third Parties to perform, any analytical testing of the quantities of BMS Compound supplied to it under this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

4.3Quality Agreement.  Within *** after the Effective Date, but in no event later than the date on which the first shipment of bulk BMS Compound is supplied for use in the performance of the Development Plan, the Parties shall enter into a quality agreement (the “Quality Agreement”). The Quality Agreement shall outline the additional roles and responsibilities relative to the quality of BMS Compound in support of the Combined Therapy Trials. The Quality Agreement shall include the responsibility for quality elements including, by way of example, audits & inspections, sub-contractors and suppliers, change control, results that are outside of specifications, deviations and investigations required to conduct the activities set forth in the Development Plan.  In addition, the Quality Agreement shall detail the documentation required for each shipment of BMS Compound supplied to Five Prime or its designee for use in the performance of the Development Plan. The Quality Agreement shall also indicate whether any required transfer from BMS to Five Prime of analytical methods will be necessary to support identity testing of the BMS Compound by Five Prime.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 5

RESPONSIBILITIES

5.1Specific Responsibilities of the Parties.  Subject to the terms of this Agreement, each Party shall use Commercially Reasonable Efforts to (i) supply the quantities of its Compound as needed to conduct the activities set forth in the Development Plan on a timely basis, and package and deliver same to study sites, in accordance with the time frame(s) established by the JDC; (ii) to conduct and complete each Combined Therapy Trial and any Statistical Analysis Plans and Bioanalysis Plans relating thereto on a timely basis in accordance with the Development Plan, Bioanalysis Plans, Statistical Analysis Plans and Third Party agreements relating thereto, and (iii) to timely provide Rights of Cross-Reference where required by this Agreement.

Each Party shall be responsible for activities assigned to it under the Development Plan that such Party is not otherwise obligated to perform by this Agreement, provided that, except as set forth in this Agreement, in no event shall either Party be obligated to perform any such assigned activities without its prior written consent.  As of the Effective Date, each Party shall be responsible for the following activities:

(a)Responsibilities of Five Prime.  Subject to JDC direction and oversight as provided in Section 2.4, Five Prime shall be responsible for the following activities, in each case (except as expressly provided in Section 4.1(a) with respect to the Manufacture and supply of the Five Prime Compound) in accordance with Section 7.2:

(i)(A) manufacturing, packaging and labeling GMP-grade quantities of the Five Prime Compound and of the Combined Therapy for use in the performance of the Development Plan, (B) packaging and labeling the vials provided by BMS of the BMS Compound for use in the performance of the Development Plan, and (C) providing the JDC (or a working team designated by the JDC) on a monthly basis with a clinical drug supply forecast for the BMS Compound and the Five Prime Compound that includes strategy for drug supply overages, drug supply quantity and required delivery dates;

(ii)with the cooperation of BMS, compiling, amending and filing all necessary Combined Therapy Trial Regulatory Documentation with Regulatory Authority(ies), maintaining and acting as the sponsor of record as provided in 21 CFR 312.50 (and applicable comparable ex-US laws) with responsibility, unless otherwise delegated in accordance with 21 CFR 312.52 (and applicable comparable ex-US laws), for each Combined Therapy Trial and making all required submissions to Regulatory Authorities related thereto on a timely basis;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(iii)with BMS cooperation, and subject to the provisions of Section 9.5, listing any Combined Therapy Trial required to be listed on a public database on www.clinicaltrials.gov or other public registry in any country in which such Combined Therapy Trial is being conducted in accordance with Applicable Law and in accordance with each Party’s internal policies relating to clinical trial registration;

(iv)providing BMS with reasonable advance notice of scheduled meetings or other material non-written communications with a Regulatory Authority and the opportunity to participate in each such meeting or other non-written communication, to the extent that it relates to the Combined Therapy or the BMS Compound, and providing BMS with the opportunity to review, provide comments to Five Prime within *** on, and, if inconsistent with the Development Plan or JDC guidance, approve all submissions and written correspondence with a Regulatory Authority that relates to the Combined Therapy or the BMS Compound; provided, however, in no event shall Five Prime or any Affiliate of Five Prime communicate with any Regulatory Authority solely with respect to the BMS Compound without the prior written consent of BMS; and provided further that BMS shall (unless otherwise permitted by Five Prime) step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the Five Prime Compound and Five Prime shall (unless otherwise permitted by BMS) step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the BMS Compound;

(v)providing to BMS (1) a written summary of meetings or other non-written communications with a Regulatory Authority within *** of such meeting or communication, (2) copies of any official correspondence to or from a Regulatory Authority within *** of receipt or provision, in each case to the extent that it relates to the Combined Therapy or the BMS Compound (or to the extent the communication would adversely impact the performance of the Development Plan or the Five Prime Compound), and (3) copies of all Combined Therapy Trial Regulatory Documentation that relate to the Combined Therapy or the BMS Compound within *** of submission to Regulatory Authorities;

(vi)drafting, and, subject to Sections 2.4 and 2.6(d), providing to BMS (through the JDC or otherwise) for its review, each Protocol and investigator’s brochure for a Combined Therapy Trial, and the related template ICF, template clinical site agreement, Bioanalysis Plan (other than the Dako Assay) and Statistical Analysis Plan, and any amendments to each of the foregoing (provided that BMS shall provide Five Prime with any comments within *** of the date on which Five Prime provides the applicable document to BMS);

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(vii)coordinating with BMS and providing to the JDC (or a subcommittee designated by the JDC for such purpose) *** in advance of submission, drafts of (1) submissions to the Combined Therapy IND (if applicable); and (2) Combined Therapy Trial Regulatory Documentation, or portions thereof, that relate to the Combined Therapy or the BMS Compound, for JDC review and approval, and providing BMS with the opportunity to review and comment on all other written correspondence with a Regulatory Authority relating to the Combined Therapy Trials, to the extent such correspondence relates to the Combined Therapy, and to approve such written correspondence to the extent such correspondence relates to the BMS Compound; provided that BMS shall provide Five Prime with written notice of any such comments (and, where applicable, approvals or rejections) within *** of the date on which Five Prime provides the applicable document to BMS;

(viii)to the extent necessary for the conduct of any Combined Therapy Trial, providing a Right of Cross-Reference to the relevant Regulatory Documentation for the Five Prime Compound, provided that, such Right of Cross-Reference shall terminate upon the expiration or termination of this Agreement for purposes of conducting any new clinical studies (other than Subsequent Studies and except as otherwise expressly provided in this Agreement), except that in the case of termination for a Material Safety Issue pursuant to Section 12.4, such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit Five Prime to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit Five Prime to continue to dose subjects enrolled in each Combined Therapy Trial through completion of the applicable Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;

(ix)managing the operations of the Combined Therapy Trials in accordance with the Development Plan, including overseeing compliance by any CRO with the terms of its agreement with Five Prime relating to the Combined Therapy Trial;

(x)subject to Sections 2.4 and 2.6(d), providing to BMS a list of all proposed clinical trial sites and principal investigator(s) for each Combined Therapy Trial;

(xi)subject to Sections 2.4 and 2.6(d), ensuring that all clinical trial service agreements and clinical trial site agreements (A) contain intellectual property provisions that retain each of the Parties’ respective intellectual property rights in the Five Prime Compound, BMS Compound and Combined Therapy, and (B) allow for BMS, as well as Five Prime, to the extent permitted by Applicable Law and any Third Party confidentiality restrictions or obligations, to audit Combined Therapy Trial study sites for quality assurance and to inspect and copy all data, documentation and work products relating to the activities performed by the site, including the medical records of any patient participating in any clinical study.  This right to inspect and copy all data, documentation, and work product of a study site may be exercised at any time during the Term, or such longer period as shall be required by Applicable Law;

(xii)providing BMS with copies of each final site template ICF (if requested by BMS);

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(xiii)providing BMS with minutes from any and all external drug safety monitoring boards for the Combined Therapy Trials, if applicable, within *** (or as soon as practicable) after receipt by Five Prime;

(xiv)providing BMS with updates on the status of the Combined Therapy Trials at each teleconference for the clinical execution working group, or upon BMS’s reasonable request, including information regarding the number and status of study sites, the number of screened subjects (actual to target), the number of randomized subjects (actual to target), the number of dosed, ongoing, discontinued and completed subjects, and any safety updates as contemplated by the Development Plan, Section 2.1(c), and/or routinely performed by a Party in its normal course of trial management and reporting;

(xv)subject to the provisions of Section 2.2 and the Pharmacovigilance Agreement, owning and being responsible for (or appointing a Third Party reasonably acceptable to BMS to be responsible for) the maintenance of the Global Safety Database and safety reporting for the Combined Therapy, collecting, evaluating and reporting serious adverse events, other safety data and any further pharmacovigilance information from the Combined Therapy Trials, and providing BMS with the opportunity to participate in and comment on such pharmacovigilance activities;

(xvi)providing BMS with access to all safety information (including any updates to the investigator’s brochure for the Five Prime Compound) in the safety databases through the provision of case safety reports and listings related to the Combined Therapy or the BMS Compound during the Combined Therapy Trials in accordance with Section 2.2 and the Pharmacovigilance Agreement;

(xvii)analyzing the Study Data in a timely fashion and providing BMS with access to the Study Data from the applicable Combined Therapy Trial as follows:

(1)pursuant to an appropriate timetable determined by the JDC: (A) sharing with BMS for review and comment drafts of interim and/ or final clinical trial reports (and/or statistical analyses in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial and (B) providing the raw Study Data in electronic or other agreed format;

(2)within *** after Database Lock, access to safety databases that will be used for an interim review by an external consultant (or drug safety monitoring board, if required) to be agreed upon by the Parties;

(3)within *** after Database Lock, access to case report forms or patient profiles for all patients in each Combined Therapy Trial;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(4)within *** of the creation of a clean database for the Combined Therapy Trial, copies of the Form 1572s, financial disclosures and other relevant documents required to meet regulatory requirements related to the Combined Therapy Trials (including any data or documents that may be required to provide Aggregate Safety Information to a Regulatory Authority with respect to the BMS Compound);

(5)within *** of the creation of an electronic clean database for the Combined Therapy Trial, an electronic copy of the clean database (it being understood that the form and format of the clean database must be reasonably acceptable to both Parties and shall be determined by the JDC); and

(6)providing BMS with any programs or SAS codes to be used for the Statistical Analysis Plan for the Combined Therapy Trial;

(xviii)obtaining supplies of any co-medications, to the extent any such co-medications are required for use in any Combined Therapy Trial, and providing to BMS any information related to each Combined Therapy Trial that is provided to the manufacturer of any co-medication pursuant to Section 9.5 within *** after the provision of the information to the manufacturer;

(xix)providing BMS with any information regarding the pharmacokinetics, efficacy and safety of the BMS Compound alone or in combination with the Five Prime Compound;

(xx)providing for the release by a Qualified Person (as such term will be defined in the Quality Agreement), or providing the necessary documentation in support of such quality release, of the Five Prime Compound if such release is required for any Combined Therapy Trial;

(xxi)performing either directly or through Third Parties the collection of Samples; and

(xxii)such other responsibilities as may be agreed to by the Parties or determined by the JDC.

(b)Responsibilities of BMS.  Subject to JDC direction as provided in Section 2.4, BMS shall be responsible for the following activities, subject in each case (except as expressly provided in Section 4.2(a) with respect to the Manufacture and supply of the BMS Compound and any Third Party License Payments due Ono) to sharing by the Parties of the Third Party Study Costs related to such activities in accordance with Section 7.2:

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(i)manufacturing and supplying GMP-grade quantities of unlabeled vials of the BMS Compound, as further described in Article 4, and providing for the release by a Qualified Person or providing the necessary documentation in support of quality release, of the BMS Compound if such release is required for the Combined Therapy Trial;

(ii)promptly reviewing each Protocol, the BMS and Five Prime investigator’s brochures for each Combined Therapy Trial (as it relates to the BMS Compound and the Combined Therapy), any template ICF, Bioanalysis Plan and Statistical Analysis Plan, and any amendments to each of the foregoing (provided that BMS shall provide Five Prime with written notice of any such comments within *** of the date on which Five Prime provides the applicable document to BMS;

(iii)to the extent necessary for the conduct of any Combined Therapy Trial, providing a Right of Cross-Reference to the relevant Regulatory Documentation for the BMS Compound, provided that, except as provided in Section 3.2, such Right of Cross-Reference shall terminate upon the expiration or termination of this Agreement for purposes of conducting any new clinical studies (other than Subsequent Studies and except as otherwise expressly provided in this Agreement), except that in the case of termination for a Material Safety Issue pursuant to Section 12.4, such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit Five Prime to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit Five Prime to continue to dose subjects enrolled in each Combined Therapy Trial through completion of the applicable Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;

(iv)jointly reviewing, providing comments to Five Prime within *** on, and (if inconsistent with the Development Plan) approving all Combined Therapy Trial Regulatory Documentation and providing Five Prime with copies of BMS Regulatory Documentation, as both Parties agree is necessary or reasonably expected to be necessary, and is requested by Five Prime, (1) to obtain and maintain the IND for the Combined Therapy Trials and prepare and file any Combined Therapy Trial Regulatory Documentation in accordance with this Agreement, or (2) to comply with Applicable Law with regard to the Five Prime Compound and the Combined Therapy Trials, which may include information regarding the pharmacokinetics, efficacy and safety of the BMS Compound alone or in combination with the Five Prime Compound (provided that BMS shall provide Five Prime with written notice of any such comments (and, where applicable, approvals or rejections) within *** of the date on which Five Prime provides the applicable document to BMS;

(v)providing comment and input on the management of each Combined Therapy Trial pursuant to the Development Plan;

(vi)reviewing and, if applicable, suggesting alternatives to Five Prime’s proposed list of clinical trial sites and principal investigator(s) for each Combined Therapy Trial;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(vii)providing Five Prime with access to an investigator’s brochure for the BMS Compound as determined by BMS (and any updates thereto), as well as all relevant safety information (including any SUSAR reports) for the BMS Compound in accordance with the Pharmacovigilance Agreement;

(viii)managing and providing funding for the development of the Dako Assay (and, to the extent required by the Protocol, providing Five Prime with access to the results of the Dako Assay);

(ix)providing and making available as necessary information and/or persons with knowledge concerning the BMS Compound to support the performance of the Development Plan, including any interactions with a Regulatory Authority; and

(x)such other responsibilities as may be agreed to by the Parties or determined by the JDC.

5.2Documents and Combined Therapy Trial Contracts.

(a)The Parties agree that Five Prime bears primary responsibility for conduct of each Combined Therapy Trial and the analysis of the Study Data under the applicable Statistical Analysis Plan.  In consultation with BMS, Five Prime shall draft the Protocols and Statistical Analysis Plans, and any amendments to each of the foregoing, and shall provide such documents to BMS for review and comment pursuant to Section 5.1(a)(vi) and Sections 2.4 and 2.6(d).  BMS shall have *** from the date on which Five Prime provides the applicable document to BMS to provide any comments to Five Prime concerning the applicable draft Protocol or Statistical Analysis Plan, or any amendment to each of the foregoing.

(b)Subject to Sections 2.4 and 2.6(d), Five Prime shall be responsible for negotiating and entering into contracts for services relating to the activities contemplated under the Development Plan, including selecting vendors, approving contract deliverables and managing contract performance, including site contracts, obtaining IRB approval for site ICFs, obtaining signed informed consents, monitoring plans, etc. Five Prime will be responsible for ensuring that any such contracts allow Five Prime to provide BMS with access to and use of Study Data, Samples, and other information and documents as required pursuant to this Agreement (and in no event not less than the same access or use as is granted Five Prime).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

5.3Other Clinical Trials.  Except for the Combined Therapy Trials, each clinical trial for the BMS Compound and the Five Prime Compound, alone or in combination with other pharmaceutical agents, is independently conducted and shall not be subject to this Agreement (but without limiting each Party’s obligation to share relevant safety information as provided in Section 2.1(c), Section 2.1(d) and Section 2.2 and to comply with its obligations with respect to any Subsequent Studies).  BMS Compound provided to Five Prime under this Agreement shall not be used for such other clinical trials.  Except as provided in Section 3.5, nothing in this Agreement shall preclude either Party from conducting any such other clinical trials as it may determine in its discretion, so long as it does not use or rely on the Confidential Information of the other Party in doing so.

5.4Additional Studies. After completion of a Combined Therapy Trial in a Developed Tumor Type, the Parties agree to discuss in good faith additional clinical trials (other than clinical trials contemplated by Section 2.1(a)) of the Combined Therapy in such Developed Tumor Type for a period of up to *** after such Developed Tumor Type ceases being a Restricted Tumor Type.  If the Parties jointly agree to conduct any such further clinical trials of such Combined Therapy in such Developed Tumor Type, such further clinical trials will be conducted in accordance with a separate agreement between the Parties and a revised Pharmacovigilance Agreement between the Parties (such revised Pharmacovigilance Agreement to be executed *** after the execution of the separate agreement but in any case before the initiation of any further clinical trials).  For clarity, no Party shall be obligated to collaborate with the other Party or agree on terms with the other Party with respect to such additional clinical trials, except as follows:

(a)The provisions as set forth below shall only be in effect (and the Parties will only have the rights set forth below) with respect to each Subsequent Study in an indication that was a Developed Tumor Type for which the proposed protocol synopsis has been submitted by the Proposing Party to the Other Party (as set forth below) by the earlier of (i) *** after such indication ceased being a Restricted Tumor Type and (ii) the date that the Compounds of both parties have been approved in the U.S. and are commercially available for purchase (such earlier date, the “Subsequent Study Request Deadline”); provided that the proposed Subsequent Study must be commenced (first patient first visit) within *** of such protocol synopsis being provided to the Other Party; provided further that, in the event of termination of this Agreement, the provisions as set forth below shall only be in effect for a Proposing Party (and the Proposing Party will only have the rights set forth below) to the extent that Section 12.5 provides that the Proposing Party’s license to conduct Subsequent Studies under Section 3.1 or Section 3.2 (as applicable) survives such termination of this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)If one Party (for purposes of this Section 5.4 only, the “Proposing Party”) would like to conduct one or more clinical or required non-clinical studies of the use of the Combined Therapy in a Developed Tumor Type (each study being a “Subsequent Study”), the Proposing Party shall provide the other Party (for purposes of this Section 5.4 only, the “Other Party”) with a proposed protocol synopsis for such proposed Subsequent Study and the opportunity to participate in such Subsequent Study by the Subsequent Study Request Deadline. The Other Party shall have the right, which must be exercised (if at all) within *** after receipt of the protocol synopsis, to co-participate in and co-fund the proposed Subsequent Study under the same terms and conditions as the Agreement and, upon the election of the Other Party, the Parties shall enter into an agreement for the conduct of such Subsequent Study having substantially the same terms and conditions as this Agreement (the “Subsequent Study Agreement”), with the protocol (and any changes thereto) for the Subsequent Study to be subject to agreement of both parties and with the Proposing Party to be the sponsor of and primarily be responsible for conducting the Subsequent Study (i.e., as Five Prime is doing for the Combined Therapy Trials under the Development Plan).  Any such Subsequent Study that the Parties co-participate in and co-fund is referred to in this Agreement as a “Joint Subsequent Study.”

(c)In the case the Other Party has declined to participate, but where material changes are made to the protocol for a proposed Subsequent Study (relative to the protocol synopsis that was most recently reviewed by the Other Party) before it is initiated, such protocol and Subsequent Study shall then be subject to a new review by the Other Party as a new proposal for a Subsequent Study (with the Other Party having the right to co-participate and co-fund set forth above, and otherwise review as set forth below).

(d)In the case where the Other Party does not desire to co-participate and co-fund the proposed Subsequent Study under a Subsequent Study Agreement or, if the Other Party elected to participate but both Parties otherwise do not reach agreement with respect to the Protocol or Subsequent Study Agreement within *** following the Other Party’s decision to participate in the proposed Subsequent Study (but no later than *** from the receipt by the Other Party of the proposed protocol synopsis (as amended pursuant to clause (c) above, if applicable) for the proposed Subsequent Study), the Proposing Party may proceed with the Subsequent Study, subject to the following conditions:

(i)such Subsequent Study is approved by all applicable IRBs, and is otherwise conducted in compliance with all Applicable Law;

(ii)the Subsequent Study shall not proceed if the Other Party has a reasonable significant safety objection to the conduct of the Subsequent Study (unless and until such safety objection is addressed to the Other Party’s reasonable satisfaction);

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(iii)unless the Parties agree otherwise in writing, the dosage and dosage regimen of the Other Party’s Compound to be used in the Subsequent Study shall be within (A) the dosage and regimen in the approved label for such Compound (if such Compound is approved), (B) the protocol-determined expansion dosage and regimen for such Compound in any Phase 1b Combined Therapy Trial, (C) the final recommended Phase 2 dosage and regimen used for such Compound in any Phase 2 Combined Therapy Trial, (D) the dosage and regimen then being used for such Compound in any on-going Phase 2 or Phase 3 clinical study then being conducted by the Other Party for its Compound or (E) such other dose and regimen that the Parties agree on;

(iv)for the Subsequent Studies where Five Prime is the non-participating Other Party, the total number of subjects to be treated with Five Prime Compound in aggregate in all such Subsequent Studies shall not exceed *** (such that the total amount of Five Prime Compound to be manufactured by Five Prime for all such Subsequent Studies where Five Prime is the Other Party shall not exceed the amount required for the treatment of ***). BMS shall reimburse Five Prime for *** (without profit mark-up and determined in accordance with Five Prime’s customary practices in accordance with GAAP), ***;

(v)for the Subsequent Studies where BMS is the non-participating Other Party, the total number of subjects to be treated with BMS Compound in aggregate in all of such Subsequent Studies shall not exceed *** (such that the total amount of BMS Compound to be manufactured by BMS for all such Subsequent Studies where BMS is the Other Party shall not exceed the amount required for the treatment of ***). BMS shall supply the amount required for such Subsequent Studies ***;

(vi)the Proposing Party hereby grants to the Other Party a non-exclusive, worldwide, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of Section 3.3) to use any intellectual property generated as a result of a Subsequent Study solely to the extent such intellectual property relates to such non-participating Other Party’s Compound;

(vii)the Parties will enter into a mutually acceptable written Supply Agreement for the supply of the Other Party’s Compound (giving the Subsequent Study the same supply priority as the Other Party’s other clinical studies for the Compound), as well as a mutually acceptable quality agreement (in each case, the Parties to act in good faith and reasonably in finalizing such Supply and Quality Agreements);

(viii)Exhibit D sets forth a list of possible countries in which the Subsequent Studies may be conducted, provided that a Party shall not be obligated to supply its Compound for use in a country listed on Exhibit D or otherwise if such Party’s Compound has not previously been made available for clinical or commercial use in such country;

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(ix)the Proposing Party shall indemnify, defend and hold harmless the Other Party against all third claims and any resulting liabilities, losses, damages, cost and expenses incurred by the Other Party arising out of such Third Party claims based on the use of the Other Party’s Compound in such Subsequent Study, except to the extent attributable to (i) the Other Party’s Compound not meeting applicable specifications or (ii) the negligence or willful misconduct of the Other Party (with the indemnification procedures to follow those set forth in Section 11.3); and

(x)the Other Party hereby grants a non-exclusive, fully-paid (with the Other Party to be responsible for any Third Party Payments as may be owed in connection therewith relating to the use of the Other Party’s Compound) license under the intellectual property controlled by it and its Affiliates to enable the Proposing Party to conduct the Subsequent Study.

For clarity, the Other Party’s Compound would be used in the form supplied and in no event would the formulation of the Other Party’s Compound be altered, except for purposes of packaging or labeling same for clinical purposes as long as regulatory requirements for use of same are met.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(e)Subject to the above, the Other Party would provide the Proposing Party under the Supply Agreement with sufficient quantities of its Compound (subject to any forecasting, minimum order quantity, and similar provisions to be set forth in the Supply Agreement) to conduct the applicable Subsequent Study and promptly provide written authorization to the FDA and other applicable regulatory authorities of the Proposing Party’s Right to Cross-Reference the appropriate INDs (including any Combined Therapy Trial IND) and other Regulatory Documentation of the Other Party for its Single Agent Compound as may be required for the conduct of the Subsequent Study (subject to Applicable Law).  Subject to Section 5.4(f), the same rights and obligations as set forth in the Agreement would apply with respect to each Subsequent Study with respect to the use and disclosure of results, sharing of information, safety data exchange and patent rights in connection with the applicable Subsequent Study (with such rights and obligations to be confirmed/restated in the Supply Agreement for such Subsequent Study).  Accordingly, under the Supply Agreement for each Subsequent Study (but subject to Section 5.4(f)): (i) the Proposing Party will keep the Other Party informed of the progress of the Subsequent Study; (ii) the Other Party shall be entitled to use the Combination Therapy Data from the Subsequent Study to (1) submit regulatory filings and, subject to Section 5.4(f), seek approvals for its own Compound, either alone or as part of a combination use therapy with the Proposing Party’s Compound and (2) following the applicable approval, to promote indications based on, and to disseminate, the Combination Therapy Data for the benefit of its own Compound, either alone or as part of the combination therapy with the Proposing Party’s Compound, where permitted by and in accordance with Applicable Law and (iii) in the case where a Party submits Combination Therapy Data for regulatory approval for the use of its Single Agent Compound in combination with the other Party’s Single Agent Compound (including any reference to the Combination Therapy Data in its label), then the Party seeking approval shall be granted by the other Party a  Right of Cross-Reference to the Other Party’s Regulatory Documentation (including any INDs owned or controlled by it for any Combined Therapy Trials) solely to the extent required for such purpose.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(f)In the case where the non-participating Other Party for a Subsequent Study elects to use the Combination Therapy Data from such Subsequent Study in a regulatory filing in the FDA or EMA for its Compound for purposes of obtaining approval of an indication for the Combination Therapy for its Compound, and the non-participating Other Party obtains such regulatory approval for such Combination Therapy indication (i.e., such approved Combination Therapy indication is included in the label for its Compound allowing promotion of such indication), then the Other Party shall thereafter be obligated to pay to the Proposing Party an amount in aggregate equal to *** of the documented out-of-pocket payments (other than costs of drug supply) to clinical trial sites, CROs and other contractors reasonably incurred by the Proposing Party directly as a result of the conduct of the applicable Subsequent Studies in such indication relied upon for the approval of the new indication (including costs for project management, document management, monitoring and site management, specimen management, laboratory, imaging, investigator grants, site costs, Compound labeling and storage, EDC, IVRS, consultants, contractors for the testing and screening of patients and lab costs) (for purposes of this Section 5.4(f) only, such aggregate amount, the “Cost Sharing Payment”).  The Other Party shall pay the Proposing Party *** of the Cost Sharing Payment each year (without interest) (for purposes of this Section 3.4(b)(v) only, each such payment, a “Cost Sharing Installment”), such that the Cost Sharing Payment would be fully paid after *** Cost Sharing Installment payments, with the first payment to be made within *** after the date Regulatory Approval is obtained by the Other Party for such Combination Therapy indication and the next *** Cost Sharing Installments to be made within *** after each of the next *** of such Regulatory Approval.  For clarity, use of the Combination Therapy Data by the Other Party in a regulatory filing for safety reporting purposes (or other purposes that do not permit the promotion of its Compound for the Combination Therapy indication) shall not trigger any Cost Sharing Payment.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 6

INTELLECTUAL PROPERTY

6.1Inventions.  All rights to Inventions shall be allocated as follows:

(a)Five Prime Ownership.  Subject to the terms of this Agreement, all Five Prime Study Inventions shall be owned solely by Five Prime, and Five Prime will have the full right to exploit such Five Prime Study Inventions without the consent of, or any obligation to account to, BMS.  BMS shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and interest in any Five Prime Study Inventions to Five Prime.  Any assignments necessary to accomplish the foregoing are hereby made, and BMS shall execute such further documents and provide other assistance as may be reasonably requested by Five Prime to perfect Five Prime’s rights in such Five Prime Study Inventions, all at Five Prime’s expense. Five Prime shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any Five Prime Study Patent Rights at its own expense.

(b)BMS Ownership.  Subject to the terms of this Agreement, all BMS Study Inventions shall be owned solely by BMS, and BMS will have the full right to exploit such BMS Study Inventions without the consent of, or any obligation to account to, Five Prime.  Five Prime shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and interest in any BMS Study Inventions to BMS.  Any assignments necessary to accomplish the foregoing are hereby made, and Five Prime shall execute such further documents and provide other assistance as may be reasonably requested by BMS to perfect BMS’s rights in such BMS Study Inventions, all at BMS’s expense. BMS shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any BMS Study Patent Rights at its own expense.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(i)Combined Therapy Inventions.  All Combined Therapy Inventions shall be jointly owned by the Parties, and either Party shall have the right to freely exploit the Combined Therapy Inventions and Combined Therapy Patent Rights, both within and outside the scope of this Agreement, without accounting or any other obligation to the other Party (except as expressly set forth in this Section 6.1(c) and Section 6.3(d) with regard to the filing, prosecution, maintenance and enforcement of Combined Therapy Patent Rights) and each Party may use, exploit and grant licenses (with the right to sublicense) to Third Parties under its interest in such Combined Therapy Inventions and Combined Therapy Patent Rights.  The Parties shall agree as to which Party, using outside counsel acceptable to both Parties, shall be responsible for preparing and prosecuting Patent applications and maintaining Patents within the Combined Therapy Patent Rights.  The Party drafting and prosecuting any Combined Therapy Patent Right (the “Prosecuting Party”) shall keep the other Party (the “Non-Prosecuting Party”) advised as to material developments and all steps to be taken with respect to any such Patents and shall furnish the Non-Prosecuting Party with copies of applications for such Patents, amendments thereto and other related correspondence to and from Patent offices, and permit the Non-Prosecuting Party a reasonable opportunity to review and offer comments.  The Non-Prosecuting Party shall reasonably assist and cooperate in obtaining, prosecuting and maintaining the Combined Therapy Patent Rights.  Notwithstanding the foregoing, the Prosecuting Party shall not take any position in a submission to a Patent office that interprets the scope of a Patent or Patent application of the Non-Prosecuting Party without the prior written consent of such Non-Prosecuting Party.  The Prosecuting Party shall be reimbursed for any costs and expenses incurred in prosecuting Combined Therapy Patent Rights and the subsequent maintenance of Combined Therapy Patent Rights by the Non-Prosecuting Party such that BMS shall be responsible for *** of such costs and Five Prime shall be responsible for *** of such costs.  In case one of the two Parties decides not to file or maintain a Combined Therapy Patent Right application in a given country (and also elects not to reimburse the other Party for *** of the costs of prosecution and maintenance of such Combined Therapy Patent Right in such country), the other Party shall have the right to file or maintain such patent application in such country in its own name and at its own expense upon the prior consent of the other Party, which shall not be unreasonably withheld or delayed.  In this case, the Party who decides not to file or maintain (and also decides not to reimburse the other Party for its share of the costs of) a joint application for a given country shall promptly assign its rights to the joint invention in said country to the Party who wishes to file or maintain said patent application. The Party who does not wish to file or maintain a patent application in any country shall assist in the timely provision of all documents required under national provisions to register said assignment of rights with the corresponding national authorities at the sole expense of the Party who wishes to file or maintain such patent application in that given country.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(c)Separation of Patent Rights. In order to more efficiently enable the prosecution and maintenance of the BMS Study Patent Rights, Five Prime Study Patent Rights and Combined Therapy Patent Rights relating to Inventions as described above, the Parties will use good faith efforts to separate BMS Study Patent Rights, Five Prime Study Patent Rights, Combined Therapy Patent Rights, BMS Independent Patent Rights and Five Prime Independent Patent Rights into separate patent filings to the extent possible and without adversely impacting such prosecution and maintenance.

6.2Disclosure and Assignment of Inventions.  Each Party shall disclose promptly to the other Party in writing and on a confidential basis all Inventions, prior to any public disclosure or filing of Patent applications and allowing sufficient time for comment by the other Party.  In addition, each Party shall, and does hereby, assign, and shall cause its Affiliates and contractors to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the sole ownership provided for in Sections 6.1(a) and 6.1(b) and the joint ownership provided for in Section 6.1(c).

6.3Infringement of Patent Rights by Third Parties.

(a)Notice.  Each Party shall promptly notify the other Party in writing of any alleged or threatened (in writing) infringement, or misappropriation by a Third Party, of Combined Therapy Patent Rights, of which its in-house patent counsel becomes aware (such infringement, “Infringement”).

(b)Infringement of Five Prime Study Patent Rights.  For all Infringement of Five Prime Study Patent Rights anywhere in the world, Five Prime shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and Five Prime shall bear all related expenses and retain all related recoveries.  BMS shall reasonably cooperate with Five Prime or its designee (to the extent BMS has relevant information arising out of this Agreement), at Five Prime’s request and expense, in any such action.

(c)Infringement of BMS Study Patent Rights.  For all Infringement of BMS Study Patent Rights anywhere in the world, BMS shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and BMS shall bear all related expenses and retain all related recoveries.  Five Prime shall reasonably cooperate with BMS or its designee (to the extent Five Prime has relevant information arising out of this Agreement), at BMS’s request and expense, in any such action.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(d)Infringement of Combined Therapy Patent Rights.

(i)With respect to Infringement of Combined Therapy Patent Rights, the Parties shall agree as to whether to bring an enforcement action to seek the removal or prevention of such Infringement and damages therefor and, if so, which Party shall bring such action, with any costs and expenses relating thereto to be allocated in accordance with Section 6.3(d)(ii).

(ii)Regardless of which Party brings an enforcement action pursuant to Section 6.3(d)(i), the other Party hereby agrees to cooperate reasonably in any such action, including, if required, by bringing a legal action or furnishing a power of attorney.  If the Parties agree to bring an enforcement action, BMS shall be responsible for ***, and Five Prime shall be responsible for ***, of the reasonable and verifiable costs and expenses incurred in connection with any such action.  If either Party recovers monetary damages from any Third Party in an action approved by the Parties and brought under this Section 6.3(d)(ii), such recovery shall be allocated first to the reimbursement of any actual, unreimbursed costs and expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel) pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts shall be split *** to Five Prime and *** to BMS, unless the Parties agree in writing to a different allocation.  In connection with any proceeding under this Section 6.3(d), neither Party shall enter into any settlement without the prior written consent of the other Party.

6.4Infringement of Third Party Rights.

(a)Notice.  If the activities relating to the Combined Therapy Trials become the subject of a claim of infringement of a patent, copyright or other proprietary right by a Third Party anywhere in the world, the Party first having notice of the claim shall promptly notify the other Party and, without regard to which Party is charged with said infringement and the venue of such claim, the Parties shall promptly confer to discuss the claim.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Defense.  If both Parties are charged with infringement pursuant to a claim described in Section 6.4(a), the Parties shall defend such claim jointly, unless they agree otherwise.  If only one Party is charged with infringement, such Party will have the first right but not the obligation to defend such claim.  If the charged Party does not commence actions to defend such claim within *** after being so charged, then the other Party shall have the right, but not the obligation, to defend any such claim.  In any event, the non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim and shall have the right to participate with separate counsel at its own expense, and the defending Party shall consider comments by the non-defending Party in good faith.  The Party defending the claim shall bear the cost and expenses of the defense of any such Third Party infringement claim and shall have sole rights to any recovery.  If the Parties jointly defend the claim, Five Prime shall bear ***, and BMS shall bear *** of any costs and expenses of the defense of any such Third Party infringement claim; provided, however, that, notwithstanding the foregoing, if the claim relates solely to one Party’s Compound, such Party will bear *** of the costs and expenses of the defense of such claim and shall have the sole right, but not the obligation, to defend, settle and otherwise handle the disposition of such claim.  Neither Party shall enter into any settlement concerning activities under this Agreement or the Combined Therapy that affects the other Party’s rights under this Agreement or imposes any obligations on the other Party, including any admissions of wrongdoing on behalf of the other Party, without such other Party’s prior written consent, not to be unreasonably withheld or delayed, except that a Party may settle any claim that solely relates to its Compound without the consent of the other Party as long as such other Party’s rights under this Agreement are not adversely impacted (in which case, it will obtain such other Party’s prior written consent, not to be unreasonably withheld or delayed).

6.5Combined Therapy Trial Regulatory Documentation.  Subject to the license and other rights granted by each Party to the other Party pursuant to this Agreement, Five Prime and BMS shall jointly own all right, title and interest in and to the Combined Therapy Trial Regulatory Documentation; provided, however, that BMS shall retain sole and exclusive ownership of any BMS Regulatory Documentation provided to Five Prime under this Agreement that is submitted with or referenced in the Combined Therapy Trial Regulatory Documentation and that Five Prime shall retain sole and exclusive ownership of any Five Prime Regulatory Documentation that is submitted with or referenced in the Combined Therapy Trial Regulatory Documentation.  This Section 6.5 is without limitation of any other disclosure obligations under the Pharmacovigilance Agreement or this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 7

ONE-TIME PAYMENT; COLLABORATION COSTS AND EXPENSES

7.1One-time Payment; Refund.

(a)BMS shall pay Five Prime a one-time payment in the amount of Thirty Million Dollars ($30,000,000) within *** after the Effective Date.

(b)If (i) a Change of Control of Five Prime closes prior to the Initial Results Date, (ii) immediately prior to such Change of Control, the Third Party acquirer in such Change of Control (or any of its Affiliates) owns or controls (including pursuant to an exclusive license or an exclusive option to acquire an exclusive license) (A) an anti-PD-1 antagonist molecule (including antibodies, peptides and chemical compounds) or (B) an anti-PD-L1 antagonist molecule (including antibodies, peptides and chemical compounds), which molecule in (A) or (B) is then in clinical development for use in treating cancer or is then being commercialized for use in treating cancer, (iii) BMS is using Commercially Reasonable Efforts in the performance and fulfillment of its activities under this Agreement and the Parties are developing or pursuing the development of the Combined Therapy Trial under this Agreement, and (iv) a Change of Control of BMS has not occurred, then Five Prime shall, within *** after the closing of such Change of Control, pay to BMS the lesser of (x) Thirty Million Dollars ($30,000,000) and (y) ten percent (10%) of the sum (x) of the aggregate purchase price paid to Five Prime or the stockholders of Five Prime at the closing of such Change of Control plus (y) the risk-adjusted, discounted value of any contingent consideration paid to Five Prime or the stockholders of Five Prime with respect to such Change of Control.

7.2Combined Therapy Trial Expenses.  Expenses incurred as described in Article 4 (regarding manufacturing and supply), and Article 6 (regarding intellectual property) shall be borne or shared by the Parties as provided in such Articles.  In addition, each Party shall bear its own Third Party License Payments as set forth in Section 2.6(b).  For all other expenses that are directly attributable to the conduct of activities under the Development Plan, including any pharmacokinetic, pharmacodynamics and biomarker research, any Combined Therapy Trials and any additional studies required under Section 2.1(d), (a) BMS will be responsible for all payments made to Third Parties for such expenses (“Third Party Study Costs”) , and (b) each Party shall be solely responsible for all of its own internal costs (including costs of individual independent contractors) incurred by such Party or any of its Affiliates, to the extent not included in the definition of Third Party Study Costs.  For avoidance of doubt, Third Party Study Costs do not include Third Party License Payments by Five Prime or any Third Party Claims.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

7.3Invoicing; Payment.

(a)Reconciliation.  Five Prime shall provide a report to BMS within *** after the end of each Quarter which shall set forth in reasonable detail all Third Party Study Costs and Section 4.2(b) Costs actually incurred during such Quarter by Five Prime (a “Quarterly Report”).  If requested by BMS, Five Prime shall provide invoices or other appropriate supporting documentation for any payments to a Third Party exceeding ***.  The Parties shall seek to resolve any questions related to such Quarterly Reports within *** following receipt by BMS of such Quarterly Report.  Based on these Quarterly Reports, the Parties finance teams will determine the amount, if any, owed by BMS for such Quarter and such payment will be made by BMS within *** after the end of such *** reconciliation period.

(b)Budget Overruns.  Any costs that are incurred by Five Prime that are *** greater than the JDC-approved budget shall require approval of the JDC for payment. If the reason for the costs exceeding such JDC-approved budget by more than *** is attributable to a Party’s negligence or breach of its obligations under this Agreement, then the costs incurred that are more than *** greater than the JDC-approved budget shall be the sole responsibility of such Party.

(c)Payment Method.  BMS shall pay all amounts due hereunder in United States dollars to the bank account Five Prime designates in writing from time to time.

7.4Customs Valuation.  Five Prime will provide BMS in writing with a list of all countries participating in a Combined Therapy Trial prior to study start initiation of such Combined Therapy Trial.  During the conduct of such Combined Therapy Trial, Five Prime will send in writing any changes to the list of participating countries to BMS one month prior to the end of each Quarter. If no changes are sent to BMS by Five Prime for a particular Quarter, the prior Quarter’s participating country list will be used as the basis for customs valuation for that Quarter. BMS will provide Five Prime with Nivolumab country-specific customs valuations initially prior to study start initiation of Combined Therapy Trial(s) and at the end of each Quarter during the conduct of the Combined Therapy Trial. Five Prime will use the BMS provided values for the import/export process to the listed participating countries and not make any change to such valuations without BMS’s prior written consent.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

7.5Audit. At the request (and expense) of BMS, Five Prime shall permit an independent certified public accountant appointed by BMS and reasonably acceptable to Five Prime, at reasonable times and upon reasonable notice, to examine only those records as may be reasonably necessary to determine, with respect to any calendar year ending not more than *** prior to BMS’s request, the correctness or completeness of any invoice submitted to  BMS or other payment made to Five Prime pursuant to this Agreement.  The foregoing right of review may be exercised *** per year and *** with respect to each such Quarterly Report and payment.  Results of any such examination shall be (a) made available to both Parties and (b) subject to Article 9.  BMS shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of BMS of more than *** from the amount of the original payment calculation, in which case, Five Prime shall bear the full cost of the performance of such audit.

7.6Taxes. Each Party will pay any and all taxes levied on accounts of all payments it receives under this Agreement. If Applicable Law requires withholding of any taxes imposed upon Five Prime on account of any payments paid under this Agreement, BMS shall withhold such taxes as required by such Applicable Law from such remittable payments and timely pay such withheld taxes to the proper tax authorities. BMS shall promptly secure official receipts of payment of any withholding tax and send such receipts to Five Prime as evidence of such payment.  BMS shall cooperate with Five Prime in the event Five Prime claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes ) in connection with this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 8

RECORDS AND STUDY DATA

8.1Records.  Each Party shall maintain complete and accurate records of all work conducted under the Development Plan and of all results, information, data, data analyses, reports, records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences and developments made by or provided to either Party, or by the Parties together, in the course of each such Party’s performance of the Development Plan (including the Statistical Analysis Plan and any Bioanalysis Plan to be conducted pursuant to this Agreement) (such results, information, data, data analyses, reports, case report forms, adverse event reports, trial records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, developments, and each Protocol referred to as the “Study Data”).  Such records shall fully and properly reflect all work done and results achieved in the performance of the Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

8.2Ownership of Study Data.  BMS shall own the Study Data to the extent that it relates exclusively to the BMS Compound (“BMS Study Data”), and Five Prime shall own the Study Data to the extent that it relates exclusively to the Five Prime Compound (“Five Prime Study Data”).  Both Parties shall jointly own any Study Data that does not relate exclusively to the Five Prime Compound or the BMS Compound (“Combined Therapy Study Data”).  Each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Study Data as is necessary to fully effect the foregoing, and agrees to execute all instruments as may be reasonably necessary to effect same.

8.3Use of Study Data.

(a)Use of a Party’s Own Study Data.  Each Party may use and analyze its own Study Data for any purpose without obligation or accounting to the other.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Use of Combined Therapy Study Data by BMS.  BMS and its Affiliates and (sub)licensees shall have the right to use and analyze the Combined Therapy Study Data (x) in connection with its independent development, commercialization or other exploitation of the BMS Compound (alone or in combination with the Five Prime Compound and/or other pharmaceutical agents (but not with any Third Party’s molecule that is designed to selectively bind CSF1R)) and/or for inclusion in the safety database for the BMS Compound, in each case without the consent of, or any obligation to account to, Five Prime, and (y) to conduct studies with Samples pursuant to Section 8.5.  Subject to Section 8.5, the results of all such analyses or uses shall be owned by BMS, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in writing.  BMS,  its Affiliates and licensees shall also be entitled to use the Combined Therapy Study Data during and following the Term to (1) make regulatory filings and seek approvals for the BMS Compound, either alone or as part of the Combined Therapy and (2) to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the BMS Compound, either alone or as part of the Combined Therapy, where permitted by and in accordance with Applicable Law; provided that nothing in the foregoing is intended or shall be construed as granting BMS any right or license, expressly or implicitly: (i) to make, have made, use, sell, offer for sale, or import the Five Prime Compound.  Five Prime grants BMS, its Affiliates and licensees a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by Five Prime for the Five Prime Compound or the Combined Therapy for the sole purpose of enabling each of them to exercise its rights under clause (1) of this Section 8.3(b) (other than for use in the Ono Territory), which right shall survive any expiration or termination of this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(c)Use of Combined Therapy Study Data by Five Prime.  Five Prime, its Affiliates and licensees shall have the right to use and analyze the Combined Therapy Study Data (x) in connection with its independent development, commercialization or other exploitation of the Five Prime Compound (alone or in combination with the BMS Compound and/or other pharmaceutical agents (but not with any Third Party molecule that is designed to selectively bind to PD-1)) and/or for inclusion in the safety database for the Five Prime Compound, in each case without the consent of, or any obligation to account to, BMS and (y) to conduct studies with Samples pursuant to Section 8.5.  Subject to Section 8.5, the results of all such analyses or uses shall be owned by Five Prime, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in writing.  Five Prime, its Affiliates and licensees shall be entitled to use the Combined Therapy Study Data during and following the Term to (1) make regulatory filings and seek approvals for the Five Prime Compound, either alone or as part of the Combined Therapy and (2) to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the Five Prime Compound, either alone or as part of the Combined Therapy, where permitted by and in accordance with Applicable Law; provided that nothing in the foregoing is intended or shall be construed as granting Five Prime any right or license, expressly or implicitly, to make, have made, use, sell, offer for sale, or import the BMS Compound.  BMS grants Five Prime, its Affiliates and licensees of the Five Prime Compound a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by BMS for the BMS Compound for the sole purpose of enabling each of them to exercise its rights under clause (1) of this Section 8.3(c) (for clarity, such Right of Cross-Reference shall not extend to the Ono Territory or use of any Ono-controlled Regulatory Documentation), which right shall survive any expiration or termination of this Agreement.

(d)Biomarker/Diagnostic Agent Development.  Each Party may use and disclose to a Third Party the Combined Therapy Study Data and its Compound’s Study Data, under obligations of confidentiality consistent with this Agreement, to develop and commercialize a biomarker or diagnostic test for use with its Compound and/or the Combined Therapy, and, unless otherwise agreed by the Parties in writing, will own any intellectual property arising out of the work funded or conducted by it with or through such Third Party.  The Parties will discuss in good faith any opportunities to jointly participate in the development of any such biomarker or diagnostic test for use with the Combined Therapy.

(e)No Other Uses.  All other uses of Study Data are limited solely to those permitted by this Agreement, and neither Party may use Study Data for any other purpose without the written consent of the other Party during and after the Term.

8.4Access to Study Data.  Subject to the provisions of Sections 2.2, 5.1(a)(xvi) and 5.1(a)(xvii) and the Pharmacovigilance Agreement, each Party shall have access to all Study Data (including de-identified patient records) promptly after such Study Data is available to or generated by the Party responsible for generating or collecting such Study Data.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

8.5Samples.  Samples collected in the course of activities conducted under this Agreement shall be jointly owned by the Parties (to the extent not owned by the patient and/or the clinical trial site).  Any such Samples shall be collected in accordance with the Development Plan and ICFs.  Neither Party shall be permitted to use such Samples for any purpose without the prior written consent of the other Party, which consent shall not be unreasonably withheld if such use is directed to the Combined Therapy and with the terms of such use to be set forth in a written agreement between the Parties setting forth the Samples to be used, and any appropriate terms/restrictions on such use.  Any data and intellectual property arising out of such Sample use shall be owned by the Party conducting such study using same; provided that to the extent that any such data or intellectual property relates solely to the Combined Therapy (or biomarkers solely for use with the Combined Therapy), such data or intellectual property shall be considered Combined Therapy Study Data or Combined Therapy Inventions/Combined Therapy Patent Rights, as the case may be.  Samples for PK and ADA serum analysis will be stored for future use in Five Prime’s sample repository (with the expectation that BMS will store those samples that it expects to use in studies), provided that if the Party holding the Samples determines that it no longer has a use for the Samples and the other Party determines that it does, then the Samples shall, subject to applicable Law and the terms of the signed ICFs, be transferred to the other Party and may be used solely thereafter by the other Party.   If neither Party has any further use for the Samples, then the remaining Samples will be destroyed pursuant to the respective Party’s standard operating procedures for sample retention and destruction, subject to the terms of and permission(s) granted in the ICFs signed by the subjects contributing the Samples in the Combined Therapy Trials.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 9

CONFIDENTIALITY

9.1Nondisclosure of Confidential Information.

(a)All written, visual, oral and electronic data, information, know-how or other confidential information or materials, both technical and non-technical, disclosed by one Party to any other Party pursuant to this Agreement that (a) if in tangible form, is labeled in writing as “proprietary” or “confidential” (or similar reference); or (b) if in oral or visual form, is identified as proprietary or confidential or for internal use only at the time of disclosure or within *** thereafter shall be “Confidential Information” of the disclosing Party, and all Study Data and Inventions shall be the Confidential Information of the Party owning such Study Data or Invention (as provided in Section 8.2 with regard to Study Data and Section 6.1 with regard to Inventions).  For purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other, (i) all Five Prime Study Inventions, Five Prime Technology and Five Prime Regulatory Documentation shall be Confidential Information of Five Prime and BMS shall be deemed the receiving Party, (ii) all BMS Study Inventions, BMS Technology, and BMS Regulatory Documentation shall be Confidential Information of BMS and Five Prime shall be deemed the receiving Party and (iii) all Combined Therapy Inventions, Combined Therapy Study Data and Combined Therapy Trial Regulatory Documentation shall be Confidential Information of each Party.

(b)Except to the extent expressly authorized in this Section 9.1 and Sections 9.2, 9.3 and 9.5, or as otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of *** thereafter (or for any Confidential Information that is identified in writing at the time of disclosure as a trade secret related to each Party’s Compound, for as long as it is not part of the public domain), it shall (x) keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information owned by the other Party, (y) treat the other Party’s Confidential Information with the same degree of care the receiving Party uses for its own confidential information but in no event with less than a reasonable degree of care; and (z) reproduce the disclosing Party’s Confidential Information solely to the extent necessary to accomplish the receiving Party’s obligations under this Agreement, with all such reproductions being considered the disclosing Party’s Confidential Information; provided that with respect to BMS Confidential Information that BMS received as confidential information from Ono, the obligations of confidentiality and non-use shall continue for the longer of the period set forth above or *** after the termination of the Ono-BMS Agreements.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(c)Notwithstanding anything to the contrary in this Section 9.1, and subject to Section 8.3, the receiving Party may disclose the disclosing Party’s Confidential Information to its employees, consultants, agents or permitted sublicensees solely on a need-to-know basis for the purpose of fulfilling the receiving Party’s obligations under this Agreement; provided, however, that (1) any such employees, consultants, agents or permitted sublicensees are bound by obligations of confidentiality at least as restrictive as those set forth in this Agreement, and (2) the receiving Party remains liable for the compliance of such employees, consultants, agents or permitted sublicensees with such obligations.  Each receiving Party acknowledges that in connection with its and its representatives examination of the Confidential Information of the disclosing Party, the receiving Party and its representatives may have access to material, non-public information, and that the receiving Party is aware, and will advise its representatives who are informed as to the matters that are the subject of this Agreement, that State and Federal laws, including United States securities laws, impose restrictions on the dissemination of such information and trading in securities when in possession of such information.  Each receiving Party agrees that it will not, and will advise its representatives who are informed as to the matters that are the subject of this Agreement to not, purchase or sell any security of the disclosing Party on the basis of the Confidential Information to the extent such Confidential Information constitutes material non-public information about the disclosing Party or such security.

9.2Exceptions.  Information of a disclosing Party shall not be deemed “Confidential Information” of such disclosing Party to the extent the receiving Party can demonstrate by contemporaneous tangible records or other competent proof that such information:

(a)was already known to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, either (a) at the time of disclosure by the disclosing Party, or (b) if applicable, at the time that it was generated hereunder, whichever ((a) or (b)) is earlier;

(b)was generally available to the public or otherwise part of the public domain either (a) at the time of its disclosure to the receiving Party, or (b) if applicable, at the time that it was generated hereunder, whichever ((a) or (b)) is earlier;

(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)was disclosed to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, by a Third Party who had no obligation to the Party owning or Controlling the information not to disclose such information to others; or

(e)was independently discovered or developed by the receiving Party (or its Affiliates) without the use of or reference to the Confidential Information belonging to the disclosing Party.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

9.3Authorized Disclosure.  Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)filing or prosecuting Patent Rights;

(b)prosecuting or defending litigation;

(c)complying with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock is listed;

(d)disclosure, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, contractors, ethics committees and institutional review boards (collectively, “IRBs”), CROs, academic institutions, consultants, agents, investigators, and employees and contractors engaged by Study sites and investigators involved with the Combined Therapy Trials, each of whom prior to disclosure must be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9;

(a)disclosure that is deemed necessary by either Party to be disclosed to its respective Affiliates, agents, consultants or other Third Parties for any and all purposes such Party or its Affiliates deem necessary or advisable in the ordinary course of business in furtherance of the development, manufacture and/or commercialization of such Party’s Compound and in accordance with this Agreement, on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are substantially consistent with the confidentiality and non-use provisions contained in this Agreement; provided, however, that the term of confidentiality for such Third Parties shall be no less than ***;

(e)disclosure of the Combined Therapy Study Data, Combined Therapy Inventions and Combined Therapy Patent Rights to Regulatory Authorities in connection with the development of the Combined Therapy, the Five Prime Compound or the BMS Compound; and

(f)disclosure of relevant safety information contained within the Combined Therapy Study Data to investigators, IRBs and/or ethics committees and Regulatory Authorities that are involved in other clinical trials of the Five Prime Compound with respect to Five Prime, the BMS Compound with respect to BMS, and (in the event of a Material Safety Issue) to Third Parties that are collaborating with Five Prime or BMS, respectively in the conduct of such other clinical trials of the Five Prime Compound or the BMS Compound, in each case solely to the extent necessary for the conduct of such clinical trials and/or to comply with Applicable Law and regulatory requirements.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Notwithstanding the foregoing, if a Party is required or otherwise intends to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.3(b) and/or Section 9.3(c), it shall give advance notice to such other Party of such impending disclosure and endeavor in good faith to secure confidential treatment of such Confidential Information and/or reasonably assist the Party that owns such Confidential Information in seeking a protective order or other confidential treatment.  BMS acknowledges that Five Prime plans to (i) file a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission (the “SEC”) within four (4) Business Days of the full execution and delivery of this Agreement, which Current Report shall include a description of the terms and conditions of this Agreement, and (ii) attach this Agreement as an exhibit to either an amendment to the Current Report or the Annual Report on Form 10-K for the fiscal year ending December 31, 2014 that Five Prime will file with the SEC (the “Annual Report”). BMS hereby consents to Five Prime’s filing of such Current Report and the attachment of this Agreement to an amendment to the Current Report or the Annual Report, subject to Five Prime’s compliance with the first sentence of this paragraph; provided that Five Prime allow BMS at least *** to review the contents of such Current Report and a reasonable opportunity for BMS to discuss with Five Prime any comments or proposed revisions it may have with respect to the information disclosed in such Current Report.

9.4Disclosure to Ono.  Notwithstanding any other provision of this Agreement, Five Prime hereby expressly authorizes BMS to disclose to Ono (i) the existence (but not the terms) of this Agreement and the Development Plan, and (ii) any Five Prime Confidential Information, BMS Study Data and the Combined Therapy Study Data solely to the extent necessary for BMS to fulfill its obligations to Ono under the Ono-BMS Agreements; provided that Ono is under confidentiality obligations at least as restrictive as set forth herein.

9.5Press Releases and Publications.

(a)Subject to this Section 9.5, the Parties shall jointly agree to the content and timing of all external communications with respect to this Agreement (including an initial press release, the content of which shall be as attached hereto as Exhibit C, subsequent press releases, Q&As, and the content and wording of any listing any Combined Therapy Trial required to be listed on a public database or other public registry such as www.clinicaltrials.gov).  If either Party terminates this Agreement pursuant to Section 12.4, the Parties shall agree upon any external communication related to such termination, which shall not include the rationale for such termination unless (and to the extent) agreed by the Parties.  Notwithstanding any provision of this Agreement to the contrary, each Party shall be permitted to publicly disclose information, including the existence of this Agreement or any of its terms or conditions or the results of any activity under this Agreement, that such Party determines in good faith is necessary to be disclosed to comply with Applicable Law, including pursuant to an order of a court or governmental entity, or to comply with the rules or regulations of any securities exchange on which such Party’s stock may be listed.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Five Prime and BMS agree to collaborate to disclose publicly, publish or present (1) top-line results from the performance of the Development Plan, limited if possible to avoid jeopardizing the future publication of the Study Data at a scientific conference or in a scientific journal, solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to either Party under applicable securities laws, and (2) the conclusions and outcomes (the “Results”) of each Combined Therapy Trial at a scientific conference as soon as reasonably practicable following the completion of such Combined Therapy Trial, subject in the case of (2) to the following terms and conditions.  The Party proposing to disclose, publish or present the Results shall deliver to the other Party a copy of (i) any abstract or press release at least *** before submission to a Third Party and (ii) any proposed slide presentation, publication, poster presentation or any other disclosure, publication or presentation at least *** before submission to a Third Party.  The reviewing Party shall determine whether any of its Confidential Information that may be contained in such disclosure, publication or presentation should be modified or deleted, whether to file a patent application on any Five Prime Study Invention (solely with respect to Five Prime) or BMS Study Invention (solely with respect to BMS) or Combined Therapy Invention disclosed therein.  The disclosure, publication or presentation shall be delayed for an additional *** (i.e., a total of *** from the initial proposal) if the reviewing Party reasonably requests such extension to allow time for the preparation and filing of relevant patent applications.  If the reviewing Party reasonably requests modifications to the disclosure, publication or presentation to prevent the disclosure of a material trade secret or proprietary business information, the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the disclosure, publication or presentation.  In the event of a disagreement as to content, timing and/or venue or forum for any disclosure, publication or presentation of the Results, such dispute (a “Publication Dispute”) shall be referred to the Executive Officers (or their respective designees); provided that, in the absence of agreement after such good faith discussions, and upon expiration of the additional ***-period, academic collaborators engaged by Five Prime in connection with the performance of the Combined Therapy Trials may publish Combined Therapy Study Data obtained by such academic collaborator solely to the extent that such ability to publish such Combined Therapy Study Data is set forth in an agreement between Five Prime and such academic collaborator relating to the conduct of Combined Therapy Trials.  Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed academic journals at the time of the proposed disclosure, publication or presentation.  The Parties agree that they shall make reasonable efforts to prevent publication of a press release that could jeopardize the future publication of Study Data at a scientific conference or in a scientific journal but in no way will this or any other provision of this Agreement supersede the requirements of any Applicable Law or the rules or regulations of any securities exchange or listing entity on which a Party’s stock is listed (including any such rule or regulation that may require a Party to make public disclosures about interim results of a Combined Therapy Trial).  Notwithstanding the foregoing, Five Prime hereby authorizes disclosure to Ono in accordance with Section 9.4.  Notwithstanding the foregoing, nothing herein shall prevent or restrict Ono from making any disclosures of published Study Data disclosed to it by BMS pursuant to Section 9.4 or of the existence of this Agreement, in each case in order for Ono to comply with requirements of

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Applicable Law, the rules or regulations of any securities exchange or listing entity on which its stock may be traded or pursuant to an order of a court or governmental entity to publicly disclose the existence of the Agreement and the Study Data.

9.6Compliance with Sunshine Laws.

(a)For purposes of compliance with reporting obligations under Sunshine Laws, Five Prime represents that it is not, as of the Effective Date, subject to reporting obligations under the Sunshine Laws.  Therefore, as between the Parties, BMS will report payments or other transfers of value (“POTV”) made by Five Prime or the CRO related to the conduct of the Combined Therapy Trials and any applicable associated contractor engagements as required under the Sunshine Laws, for each Combined Therapy Trial initiated prior to such date that Five Prime becomes responsible for reporting POTV for studies sponsored by it.  BMS shall request delayed publication for any reported POTV for the studies sponsored by Five Prime as permitted under the Sunshine Laws and if consistent with BMS’s normal business practices.  In the event Five Prime becomes responsible for reporting POTV for studies sponsored by it in a given country during the Term, Five Prime shall provide written notification to BMS, and the Parties will meet and confer to discuss how they wish to handle reporting thereafter.  Interpretation of the Sunshine Laws for purposes of reporting any POTV by a Party shall be in such Party’s sole discretion so long as the interpretation complies with Applicable Law.

(b)Five Prime (i) will provide (to the extent in the possession of Five Prime), or will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for a Combined Therapy Trial provide, BMS with any information requested by BMS as BMS may reasonably determine is necessary for BMS to comply with its reporting obligations under Sunshine Laws (with such amounts paid to, or at the direction of, each Recipient to be reported to BMS within a reasonable time period specified by BMS) and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for a Combined Therapy Trial reasonably cooperate with, BMS in connection with its compliance with such Sunshine Laws. The form in which Five Prime provides any such information shall be mutually agreed but sufficient to enable BMS to comply with its reporting obligations and BMS may disclose any information that it believes is necessary to comply with Sunshine Laws.   BMS shall have the right to allocate payments or other transfers of value in connection with this Agreement in any required reporting under Sunshine Laws in accordance with its normal business practices. These obligations shall survive the expiration and termination of the agreement to the extent necessary for BMS to comply with Sunshine Laws.

(c)For purposes of this Section 9.7, “Sunshine Laws” means Applicable Laws requiring collection, reporting and disclosure of POTVs to certain healthcare providers, entities and individuals.  These Applicable Laws may include relevant provisions of the Patient Protection and Affordable Health Care Act of 2010 and implementing regulations thereunder.  “Recipients” means healthcare providers, teaching hospitals and/or any other Persons for whom transfers of value or payments must be reported under Sunshine Laws.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

9.7Destruction of Confidential Information.  Upon expiration or termination of the Agreement, the receiving Party shall, upon request by the other Party, immediately destroy or return all of the other Party’s Confidential Information relating solely to such other Party’s Compound as monotherapy (but not to the Combined Therapy or the Combined Therapy Study Data) in its possession; provided, however, that the receiving Party shall be entitled to retain one (1) copy of Confidential Information solely for record-keeping purposes and shall not be required to destroy any computer files created during automatic system back up which are subsequently stored securely by the receiving Party

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 10

REPRESENTATIONS AND WARRANTIES

10.1Authority and Binding Agreement. Five Prime and BMS each represent and warrant to the other that (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.

10.2No Conflicts. Five Prime and BMS each represent, warrant and covenant that, to the best of its knowledge as of the Effective Date, it has not entered, and shall not thereafter enter, into any agreement with any Third Party that is or would be in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or materially adversely affect the rights granted to the other Party under this Agreement.

10.3Litigation.  Five Prime and BMS each represent and warrant that, to the best of its knowledge as of the Effective Date, it is not aware of any pending or threatened litigation (and has not received any communication) that alleges that its activities related to this Agreement have violated, or that by conducting the activities as contemplated in this Agreement it would violate, any of the intellectual property rights of any other Person (after giving effect to the license grants in this Agreement).

10.4No Adverse Proceedings.  To the knowledge of each Party as of the Effective Date, no claim, suit, action or governmental proceeding is pending or threatened against such Party that would, if adversely determined, materially impair the ability of such Party to perform its obligations under this Agreement or the Development Plan.

10.5Consents.  Five Prime and BMS each represent and warrant that, to the best of its knowledge, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons (i) required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained (or will have been obtained prior to such execution and delivery) and (ii) required to be obtained by such Party in connection with the performance of its obligations under this Agreement or the Development Plan have been obtained or will be obtained prior to such performance.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

10.6No Debarment. Each Party hereby certifies to the other that it has not used, and will not use the services of any person disqualified, debarred, banned, subject to debarment or convicted of a crime for which a person could be debarred by the FDA under 21 U.S.C. 335a, as amended (or subject to a similar sanction of any other Regulatory Authority), in any capacity in connection with any of the services or work provided under the Development Plan and that this certification may be relied upon in any applications to the FDA or any other Regulatory Authority.  It is understood and agreed that this certification imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification.  Upon request by a Party, the other Party agrees to provide a list of persons used to perform the services or work provided under any activities conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, within the five years preceding the Effective Date, or subsequent to the Effective Date, were or are convicted of one of the criminal offenses required by 21 U.S.C. 335a, as amended, to be listed in any application for approval of an abbreviated application for drug approval.

10.7Compliance with Applicable Law.  Each of Five Prime and BMS represents, warrants and covenants that it shall comply with all Applicable Laws of the country or other jurisdiction, or any court or agency thereof, applicable to the performance of its activities hereunder and under the Development Plan or any obligation or transaction hereunder or under the Development Plan, including those pertaining to the production and handling of drug products, such as those set forth by the Regulatory Agencies, as applicable, and the applicable terms of this Agreement, in the performance of its obligations hereunder.

10.8Affiliates.  Each of Five Prime and BMS represents and warrants that, to the extent the intellectual property, Regulatory Documentation or Technology licensed by it hereunder are Controlled by its Affiliates or a Third Party, it has the right to use, and has the right to grant (sub)licenses to the other Party to use, such intellectual property, Regulatory Documentation or Technology in accordance with the terms of this Agreement.

10.9Ethical Business Practices.  Each of Five Prime and BMS represents and warrants that neither it nor its Affiliates will make any payment, either directly or indirectly, of money or other assets, including the compensation such Party derives from this Agreement (collectively a “Payment”), to government or political party officials, officials of International Public Organizations, candidates for public office, or representatives of other businesses or Persons acting on behalf of any of the foregoing (collectively “Officials”) where such Payment would constitute violation of any law, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq.   In addition, regardless of legality, neither it nor its Affiliates will make any Payment either directly or indirectly to Officials if such Payment is for the purpose of improperly influencing decisions or actions with respect to the subject matter of this Agreement.  All activities will be conducted in compliance with the U.S. False Claims Act and the U.S. Anti-Kickback Statute.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

10.10Single Agent Compound Safety Issues. Each Party represents and warrants that, to the best of its knowledge, it is not aware of any material safety or toxicity issue with respect to its Single Agent Compound that are not reflected in the investigator’s brochure for its Single Agent Compound existing as of the Effective Date.

10.11Accounting.  Each Party represents and warrants that all transactions under the Agreement shall be properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects.

10.12Compliance with Ono Agreements.  BMS shall not breach its obligations under the Ono-BMS Agreements or voluntarily terminate or amend the Ono-BMS if such breach, termination or amendment would adversely affect the Parties’ ability to perform this Agreement or the Development Plan or Five Prime’s rights and benefits under this Agreement.

10.13No Combination Patents.  As of the Effective Date, BMS represents and warrants that it does not Control any Patent that claims or discloses, whether generically or specifically, the use of both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1) and a Five Prime Compound (and/or any other antibodies that are designed to selectively bind to CSF1R)).

10.14DISCLAIMER OF WARRANTY. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 10 ARE IN LIEU OF, AND THE PARTIES DO HEREBY DISCLAIM, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Article 11

INDEMNIFICATION

11.1BMS Indemnification. BMS hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Five Prime, its Affiliates, and its and their agents, directors, officers, and employees (the “Five Prime Indemnitees”) from and against any and all liabilities, expenses and/or losses, including reasonable legal expenses and attorneys’ fees (collectively “Losses”) resulting from Third Party suits, claims, actions and demands (each, a “Third Party Claim”) to the extent that they arise or result from (a) the negligence or intentional misconduct of BMS, any BMS Indemnitee or any (sub)licensee of BMS conducting activities on behalf of BMS under this Agreement; (b) any breach by BMS of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Trial or Joint Subsequent Study (but not any other Subsequent Study) to the extent caused by the development, use or manufacture of the BMS Compound; (d) any injury to a subject in a Combined Therapy Trial or Joint Subsequent Study (but not any other Subsequent Study) where it ultimately cannot be or is not determined if such injury is the direct result of the BMS Compound on the one hand or the Five Prime Compound on the other hand, provided that, in the case of this clause (d), BMS shall only Indemnify the Five Prime Indemnitees for *** of any such Loss; or (e) the use by BMS, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, BMS Study Data, BMS Study Inventions, BMS Study Patent Rights, Combined Therapy Inventions and Combined Therapy Patent Rights outside the scope of this Agreement (other than with respect to Third Party Claims that are covered under Section 6.4)), including in the conduct of a Parallel Study or Subsequent Study (other than a Joint Subsequent Study) by BMS; but excluding, in each case ((a) through (e)), any such Losses to the extent Five Prime is obligated to Indemnify the BMS Indemnitees pursuant to Section 11.2 or to the extent that the Third Party Claim is attributable to a failure of the Five Prime Compound used by BMS in a Parallel Study or Subsequent Study to have been manufactured  in accordance with applicable specifications.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

11.2Five Prime Indemnification.  Five Prime hereby agrees to Indemnify BMS, its Affiliates, and its and their agents, directors, officers, and employees (the “BMS Indemnitees”) from and against any and all Losses resulting from Third Party Claims to the extent that they arise or result from (a) the negligence or intentional misconduct of Five Prime or any Five Prime Indemnitee or any (sub)licensee of Five Prime conducting activities on behalf of Five Prime under this Agreement; (b) any breach by Five Prime of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Trial or Joint Subsequent Study (but not any other Subsequent Study) to the extent caused by the development, use or manufacture of the Five Prime Compound; (d) any injury to a subject in a Combined Therapy Trial or Joint Subsequent Study (but not any other Subsequent Study) where it ultimately cannot be or is not determined if such injury is the direct result of the Five Prime Compound on the one hand or the BMS Compound on the other hand; provided that, in the case of this clause (d),  Five Prime shall only Indemnify the BMS Indemnitees for *** of any such Loss; or (e) the use by Five Prime, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, Five Prime Study Data, Five Prime Study Inventions, Five Prime Study Patent Rights, Combined Therapy Inventions and Combined Therapy Patent Rights outside the scope of this Agreement (other than with respect to Third Party Claims that are covered under Section 6.4)), including in the conduct of a Parallel Study or Subsequent Study other than a Joint Subsequent Study) by Five Prime, but excluding, in each case ((a) through (e)), any such Losses to the extent BMS is obligated to Indemnify the Five Prime Indemnitees pursuant to Section 11.1 or to the extent that the Third Party Claim is attributable to a failure of the BMS Compound used by Five Prime in a Parallel Study or Subsequent Study to have been manufactured  in accordance with applicable specifications.

11.3Indemnification Procedure. Each Party’s agreement to Indemnify the other Party is conditioned on the performance of the following by the Party seeking indemnification: (a) providing written notice to the Indemnifying Party of any Loss of the types set forth in Section 11.1 and 11.2 within *** after the Party seeking indemnification has knowledge of such Loss; provided that any delay in complying with the requirements of this clause (a) will only limit the Indemnifying Party’s obligation to the extent of the prejudice caused to the Indemnifying Party by such delay; (b) permitting the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Loss; (c) providing reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in the investigation of, preparation for and defense of any Loss; and (d) not compromising or settling such Loss without the Indemnifying Party’s written consent, such consent not to be unreasonably withheld or delayed.

11.4Separate Defense of Claims. In the event that the Parties cannot agree as to the application of Sections 11.1, 11.2 and/or 11.3 to any particular Loss, the Parties may conduct separate defenses of such Loss. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 11.1, 11.2 and/or 11.3 upon resolution of the underlying claim, notwithstanding the provisions of Section 11.3(b).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

11.5Insurance.  Each Party shall maintain commercially reasonable levels of insurance or other adequate and commercially reasonable forms of protection or self-insurance to satisfy its indemnification obligations under this Agreement.  Each Party shall provide the other Party with written notice at least *** prior to the cancellation, non-renewal or material change in such insurance or self-insurance which would materially adversely affect the rights of the other Party hereunder.  The maintenance of any insurance shall not constitute any limit or restriction on damages available to a Party under this Agreement.

11.6LIMITATION OF LIABILITY.

(a)NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT AND/OR SUCH PARTY’S PERFORMANCE HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE).  NOTHING IN THIS SECTION 11.6(a) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTIONS 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 OR FOR A PARTY’S WILLFUL MISCONDUCT.

(b)EACH PARTY’S MAXIMUM, CUMULATIVE LIABILITY ARISING OUT OF OR RELATING TO A GIVEN COMBINED THERAPY TRIAL PERFORMED PURSUANT TO THIS AGREEMENT AND THE DEVELOPMENT PLAN AND/OR SUCH PARTY’S PERFORMANCE RELATING THERETO, REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY, INDEMNITY OR OTHERWISE), WILL NOT EXCEED IN THE AGGREGATE FOR ALL CLAIMS RELATING TO SUCH COMBINED THERAPY TRIAL THE GREATER OF (1) *** OR (2) *** OF ALL TOTAL TP STUDY COSTS INCURRED  FOR SUCH COMBINED THERAPY TRIAL; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 11.6(b) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTIONS 11.1 OR 11.2, OR ANY DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 OR FOR A PARTY’S WILLFUL MISCONDUCT.

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EXECUTION VERSION

Article 12

TERM AND TERMINATION

12.1Term.  This Agreement shall be effective as of the Effective Date and, unless earlier terminated pursuant to Sections 12.2, 12.3 or 12.4 or any other termination right expressly stated in this Agreement, shall continue in effect until the date which is ninety (90) days subsequent to completion by all centers or institutions participating in the Combined Therapy Trials, the delivery of all Study Data, including all completed case report forms, all final analyses and all final clinical study reports contemplated by the Combined Therapy Trials, to both Parties, and the completion of the Development Plan and any then-agreed upon Statistical Analysis and Bioanalysis Plan (the “Term”).

12.2Termination for Material Breach.

(a)Notice and Cure Period.  If a Party (the “Breaching Party”) is in material breach, the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach.  The Breaching Party shall have a period of *** after receipt of such notice to cure such material breach (the “Cure Period”) in a manner reasonably acceptable to the Non-Breaching Party.  For the avoidance of doubt, this provision is not intended to restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.

(b)Termination Right.  The Non-Breaching Party shall have the right to terminate this Agreement, upon written notice, in the event that the Breaching Party has not cured such material breach within the Cure Period, provided, however, that if such breach is capable of cure but cannot reasonably be cured within the Cure Period, and the Breaching Party notifies the non-Breaching Party of its intent to cure such material breach, commences actions to cure such material breach within the Cure Period and thereafter diligently continues such actions, the Breaching Party shall have an additional *** to cure such breach.  If a Party contests such termination pursuant to the dispute resolution procedures under Section 13.3, such termination shall not be effective until a conclusion of the dispute resolution procedures in Section 13.3, as applicable, resulting in a determination that there has been a material breach that was not cured within the Cure Period (or, if earlier, abandonment of the dispute by such Party).

12.3Termination for Bankruptcy.  Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of such other Party’s assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed or stayed within *** after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

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EXECUTION VERSION

12.4Termination due to Material Safety Issue; Clinical Hold.

(a)Either Party shall have the right to terminate this Agreement immediately upon written notice if it reasonably deems it necessary to protect the safety, health or welfare of subjects enrolled in any Combined Therapy Trial due to the existence of a Material Safety Issue.  In the event of a termination due to a Material Safety Issue, prior to the terminating Party providing written notice, each Party’s safety committee shall, to the extent practicable, meet and discuss in good faith the safety concerns raised by the terminating Party and consider in good faith the input, questions and advice of the non-terminating Party, but should any dispute arise in such discussion, the dispute resolution processes set forth in Sections 2.8 or 13.3 shall not apply to such dispute and the terminating Party shall have the right to issue such notice and such termination shall take effect without the Parties first following the procedures set forth in Sections 2.8 or 13.3.

(b)If a Clinical Hold with respect to either the BMS Compound or the Five Prime Compound should arise at any time after the Effective Date, the Parties will meet and discuss the basis for the Clinical Hold, how long the Clinical Hold is expected to last, and how they might address the issue that caused the clinical hold.  If, after ninety (90) days of discussions following the Clinical Hold, either Party reasonably concludes that the issue is not solvable or that unacceptable and material additional costs/delays have been and/or will continue to be incurred in the conduct of the Combined Therapy Trial, then such Party may immediately terminate this Agreement.

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EXECUTION VERSION

12.5Effect of Termination. Upon expiration or termination of this Agreement, (a) the licenses granted to each Party to conduct the activities in the Development Plan in Sections 3.1 and 3.2 shall terminate, but the license grants to conduct Subsequent Studies under Sections 3.1 and 3.2 (and section 5.3(d)(ix)) shall not terminate unless this Agreement is terminated pursuant to Sections 2.1(e), 12.2 (but termination of such license grant shall apply only to the Party who materially breached the Agreement), 12.3 (but termination of such license grant shall apply only to the licensee Party who is insolvent or bankrupt), 12.4(a), 12.4(b), (b) Rights of Cross-Reference to conduct a Parallel Study or Subsequent Study shall only be permitted shall only be permitted where the licensee Party has the right to conduct same under clause (a) of this Section 12.5, and (c) the Parties shall use reasonable efforts to wind down activities under this Agreement and the Development Plan in a reasonable manner and avoid incurring any additional expenditures or non-cancellable obligations; provided that, in the case of termination pursuant to Section 12.4, Five Prime may continue to dose subjects enrolled in any then ongoing Combined Therapy Trial through completion of the applicable Protocol if dosing is required by the applicable Regulatory Authority(ies) and/or Applicable Law(s). Any such wind-down activities will include the return to BMS, or destruction, of all BMS Compound provided to Five Prime and not consumed in the performance of the Development Plan.  If applicable, upon termination of this Agreement, the Parties shall remain responsible pursuant to the terms of this Agreement for any expenses incurred that are associated with terminating any ongoing clinical trial work and/or result from such ongoing activities under this Agreement solely to the extent such activities are deemed necessary by Five Prime (after discussion at a meeting of the JDC) based on reasonable medical judgment to protect the health of subjects participating in any Combined Therapy Trial.

12.6Survival.  The following Articles and Sections of this Agreement and all definitions relating thereto shall survive any expiration or termination of this Agreement for any reason: Section 2.1(b) (second sentence), Section 3.5(c)(iii)(6), Section 3.5(c)(iii)(9), Section 3.5(c)(iv), Section 3.5(c)(v), Section 5.1(a)(viii), Section 5.1(b)(iii), Section 5.4 (“Additional Studies”) (to the extent provided therein), Article 6 (“Intellectual Property”), Section 7.1 (“One-time Payment”), Section 7.2 (“Combined Therapy Trial Expenses”), Section 7.3 (“Invoicing; Payment”), Section 8.1 (“Records”), Section 8.2 (“Ownership of Study Data”), Section 8.3 (“Use of Study Data”), Section 8.4 (“Access to Study Data”), Section 8.5 (“Samples”), Article 9 (“Confidentiality”); Article 10 (“Representations and Warranties”), Article 11 (“Indemnification”), Section 12.5 (“Effect of Termination”), Section 12.6 (“Survival”), Section 13.1 (“Entire Agreement”), Section 13.2 (“Governing Law”), Section 13.3 (“Dispute Resolution”), Section 13.4 (“Injunctive Relief”), Section 13.6 (“Notices”), Section 13.7 (“No Waiver, Modifications”), Section 13.8 (“No Strict Construction”), Section 13.9 (“Independent Contractor”), Section 13.10 (“Assignment”), Section 13.11 (“Headings”), Section 13.13 (“Severability”), Section 13.15 (“No Benefit to Third Parties”), Section 13.16 (“Construction”).

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EXECUTION VERSION

Article 13

MISCELLANEOUS

13.1Entire Agreement. The Parties acknowledge that this Agreement shall govern all activities of the Parties with respect to the Development Plan  from the Effective Date forward.  This Agreement, including the Exhibits hereto and together with the Development Plan, Quality Agreement and Pharmacovigilance Agreement, sets forth the complete, final and exclusive agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Agreement.  All Exhibits attached hereto are incorporated herein as part of this Agreement.

13.2Governing Law.  This Agreement and all claims relating to or arising out of this Agreement or the breach thereof shall be governed and construed in accordance with the internal laws of the State of Delaware, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

13.3Dispute Resolution.

(a)In the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of this Agreement (each a “Dispute”), other than a JDC Dispute or a Publication Dispute or a dispute as to whether a Material Safety Issue exists, the Parties shall refer such Dispute promptly to the Alliance Managers for resolution.  If the Alliance Managers are unable to resolve such Dispute within *** after a matter has been presented to them, then upon the request of either Party by written notice, the Parties shall refer such Dispute to the Executive Officers.  This Agreement shall remain in effect during the pendency of any such dispute.  In the event that no resolution is made by them in good faith negotiations within *** after such referral to them, such unresolved Dispute shall be referred to the Chief Executive Officer of Five Prime or his or her designee and the Chief Scientific Officer of BMS or his or her designee for attempted resolution by good faith negotiations within *** after such referral is made.  In the event such officers are unable to resolve such Dispute within such *** period then, if such Dispute constitutes an Arbitration Matter, such Dispute shall be resolved through arbitration in accordance with Section 13.3(b); provided, however, that with respect to any such Dispute that relates to a matter described in Section 13.4, either Party shall have the right to seek an injunction or other equitable relief without waiting for the expiration of such *** negotiation period, and with respect to any JDC Dispute or Publication Dispute, the specific dispute resolution processes contained in Sections 2.8 or 9.5(b), as applicable, will apply.

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EXECUTION VERSION

(b)If a Dispute that constitutes an Arbitration Matter remains unresolved after escalation to the senior executives as described above, either Party may refer the matter to arbitration as described herein. Any arbitration under this Agreement shall be conducted under the auspices of the American Arbitration Association (the “AAA”) by a panel of three (3) arbitrators pursuant to that organization’s Commercial Arbitration Rules then in effect; provided, however, that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the American Arbitration Association Arbitration Rules.  The fees and expenses of the arbitrators shall be borne in equal shares by the Parties. Each Party shall bear the fees and expenses of its legal representation in the arbitration. The arbitral tribunal shall not reallocate either the fees and expenses of the arbitrators or of the Parties’ legal representation. The language of the arbitration shall be English.

(c)Disputes with respect to matters specifically set forth in Section 2.8(c) shall be resolved through baseball arbitration, in accordance with the Commercial Arbitration Rules of the AAA then in effect.  Baseball arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with AAA rules.  If the Parties are unable to select an arbitrator within *** of the date that the Executive Officers decide to escalate any applicable matter to arbitration, then the arbitrator shall be appointed in accordance with AAA rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute. Within *** after the selection of the arbitrator, each Party shall submit to the arbitrator and the other Party a proposed resolution of the dispute that is the subject of the arbitration, together with any relevant evidence in support thereof (the “Proposals”).  Within *** after the delivery of the last Proposal to the arbitrator, each Party may submit a written rebuttal of the other Party’s Proposal and may also amend and re-submit its original Proposal.  The Parties and the arbitrator shall meet within *** after the Parties have submitted their final Proposals (and rebuttals, if any), at which time each Party shall have *** to argue in support of its Proposal.  The Parties shall not have the right to call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other Party in preparation for the meeting. Within *** after such meeting, the arbitrator shall select one of the final Proposals so submitted by one of the Parties as the resolution of the dispute, but may not alter the terms of either final Proposal and may not resolve the dispute in a manner other than by selection of one of the submitted final Proposals. If a Party fails to submit a Proposal within the initial time frame set forth in the fourth sentence of this Section 13.3(c), the arbitrator shall select the Proposal of the other Party as the resolution of the dispute. Any time period set forth in this Section 13.3(c) may be extended by agreement of the Parties.

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EXECUTION VERSION

13.4Injunctive Relief.  Notwithstanding anything herein to the contrary, a Party may seek an injunction or other injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis.  For the avoidance of doubt, if either Party (a) discloses Confidential Information of the other Party other than as permitted under Article 9, (b) uses (in the case of Five Prime) the BMS Compound or BMS Technology or (in the case of BMS) the Five Prime Compound or Five Prime Technology in any manner other than as expressly permitted under this Agreement or (c) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of the Five Prime Compound (by BMS) or the BMS Compound (by Five Prime), the other Party shall have the right to seek an injunction or other equitable relief precluding the other Party from continuing its activities related to the applicable activity without waiting for the conclusion of the dispute resolution procedures under Section 13.3.

13.5Force Majeure. The Parties shall be excused from the performance of their obligations under this Agreement (other than the payment of monies owed to the other Party) to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall mean acts of God, strikes or other concerted acts of workers (except for strikes or other concerted acts of a Party’s respective workers), civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the control of the Parties.

13.6Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if such notice is timely and is: (a) mailed by first class certified or registered mail, postage prepaid, return receipt requested, (b) sent by express delivery service, or (c) personally delivered.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For Five Prime:	Five Prime Therapeutics, Inc.
2 Corporate Drive
South San Francisco, California 94080
Attention: Chief Business Officer

With a copy to:	Five Prime Therapeutics, Inc.
2 Corporate Drive
South San Francisco, California 94080
Attention: General Counsel

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EXECUTION VERSION

For BMS:	Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: VP, Business Development

With a copy to:	Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: VP & Assistant General Counsel, Licensing and Business Development

Any such communication shall be deemed to have been received when delivered.  It is understood and agreed that this Section 13.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

13.7No Waiver; Modifications.  It is agreed that no waiver by a Party of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.  The failure of either Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of any such obligation.  No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.8No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party. No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

13.9Independent Contractor.  The Parties are independent contractors of each other, and the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall be the agent of the other or have any authority to act for, or on behalf of, the other Party in any matter.

13.10Assignment; Licensees.

(a)Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent (a) to an Affiliate, (b) to a Third Party that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning Party or (c) to a Third Party that acquires all the rights to the Five Prime Compound, in the case of Five Prime, or the BMS Compound, in the case of BMS. Any assignment or attempted assignment by any Party in violation of the terms of this Section 13.10 shall be null and void and of no legal effect.

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EXECUTION VERSION

(b)Licensees.  If a Party grants a Third Party a license (other than a license solely to make a Product for a Party and other than any license rights granted to Ono for the Ono Territory) to develop and commercialize its Single Agent Compound on a worldwide basis or in any geographic region and/or for all purposes or a limited field, (a “Licensee”), such Party will obtain the Licensee’s agreement to abide by the terms of this Agreement in the same manner as the licensor Party and to not take any action that is inconsistent with such Party’s obligations under Section 5.4.

13.11Headings.  The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

13.12Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

13.13Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

13.14Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.

13.15No Benefit to Third Parties.  The representations, warranties and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

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EXECUTION VERSION

13.16Construction.

(a)General.  Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) the terms “including,” “include(s),” “such as,” and “for example” used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; and (e) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement.   No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

(b)No Response.  Where a provision of this Agreement provides for a Party to respond within a designated period following written notice from the other Party (e.g., Sections 5.1(a)(vi) and 5.1(b)(iv), and if such Party fails to respond, then the failure to respond shall not be deemed to create or imply: (i) that the non-responding Party agrees or disagrees with the proposed action to be taken by the other Party, (ii) any amendment, change or waiver of the terms of this Agreement, or (iii) any consent that an action proposed to be taken may be taken if it conflicts with the terms of this Agreement and/or waiver of any rights it may have to seek remedies at law or in equity for breach of this Agreement as a result of the action taken.

[Signature page follows]

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Five Prime Therapeutics Inc.	Bristol-Myers Squibb Company
By: /s/ Lewis T. Williams Lewis T. Williams President and Chief Executive Officer	By: /s/ Lynne M. Croucher Name: Lynne M. Croucher Title: Executive Director, BD
Date: November 21, 2014	Date: November 21, 2014

[SIGNATURE PAGE TO CLINICAL TRIAL COLLABORATION AGREEMENT]

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EXECUTION VERSION

Exhibit Index

Attached:

Exhibit A:Bioanalysis Plan

Exhibit B:Protocol Synopsis Template

Exhibit C:Press Release

Exhibit D:Potential Countries for Subsequent/Parallel Studies

- i –

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EXECUTION VERSION

EXHIBIT A

BIOANALYSIS PLAN

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EXECUTION VERSION

EXHIBIT B

PROTOCOL SYNOPSIS TEMPLATE

Clinical Protocol PROTOCOL NUMBER

Protocol Title:  Protocol Title

Investigational Product(s), Dose and Mode of Administration, Duration of Treatment with Investigational Product(s): [Click here to enter text]

Study Phase:  [Click here to enter text]

Research Hypothesis: [Click here to enter text]

Objectives: [Click here to enter text]

Study Design:  [Click here to enter text]

[Do not insert page break. Click here to add schematic]

Study Population: [Click here to enter text]

Study Drug: includes both Investigational [Medicinal] Products (IP/IMP) and Non-investigational [Medicinal] Products (Non-IP/Non-IMP) as listed:

Study Drug for XXXXXXXX
Medication	Potency	IP/Non-IP

Study Assessments: [Click here to enter text]

Statistical Considerations:

Sample Size: [Click here to enter text]

Endpoints: [Click here to enter text]

Analyses:  [Click here to enter text]

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EXECUTION VERSION

EXHIBIT C

PRESS RELEASE

Bristol-Myers Squibb and Five Prime Therapeutics Announce Exclusive Clinical Collaboration to Evaluate the Combination of Investigational Immunotherapies Opdivo (nivolumab) and FPA008 in Six Tumor Types

(NEW YORK and SOUTH SAN FRANCISCO, CA – November 24, 2014) - Bristol-Myers Squibb Company (NYSE:BMY) and Five Prime Therapeutics, Inc. (Nasdaq:FPRX) today announced that they have entered into an exclusive clinical collaboration agreement to evaluate the safety, tolerability and preliminary efficacy of combining Opdivo (nivolumab), Bristol-Myers Squibb’s investigational PD-1 immune checkpoint inhibitor, with FPA008, Five Prime’s monoclonal antibody that inhibits colony stimulating factor-1 receptor (CSF1R). The Phase 1a/1b study will evaluate the combination of Opdivo and FPA008 as a potential treatment option for patients with non-small cell lung cancer (NSCLC), melanoma, head and neck cancer, pancreatic cancer, colorectal cancer and malignant glioma. Bristol-Myers Squibb has proposed the name Opdivo, which, if approved by health authorities, will serve as the trademark for nivolumab.

Opdivo and FPA008 are part of a new class of cancer treatments known as immunotherapies that are designed to harness the body’s own immune system to fight cancer. Opdivo is approved in Japan for the treatment of patients with unresectable melanoma, and is being developed in multiple tumor types in more than 50 clinical trials. FPA008, in development as a potential treatment for rheumatoid arthritis (RA) and solid tumors, has initiated dosing for a Phase 1 clinical trial in RA. Preclinical data suggest that combining antibodies targeting PD-1 and CSF1R may lead to an enhanced anti-tumor immune response compared to either approach alone in treating cancer.

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EXECUTION VERSION

“This collaboration supports our strategy to expand the clinical development of Opdivo, including novel combination regimens and across numerous tumor types,” said Michael Giordano, senior vice president, Head of Development, Oncology, Bristol-Myers Squibb. “We are excited to build upon our existing relationship with Five Prime Therapeutics in immuno-oncology, and explore the full potential of Opdivo and FPA008 in multiple tumor types.”

“We are pleased to establish a second collaboration with Bristol-Myers Squibb in the area of immuno-oncology,” said Lewis T. “Rusty” Williams, M.D., Ph.D., president and chief executive officer of Five Prime. “Their vision aligns with our commitment to advancing promising immune-modulating targets, alone or in combination, to create next-generation immunotherapies for cancer patients. We look forward to initiating this study and expanding the development of FPA008 as a potential immunotherapy for these six types of cancer.”

Under the terms of this agreement, Bristol-Myers Squibb will make a one-time payment of $30 million to Five Prime and will be responsible for study costs. Five Prime will conduct the clinical trial, which is expected to begin in the second half of 2015. The agreement provides for exclusivity with respect to the development, with a collaborative partner, of combination regimens of an anti-PD-1/PD-L1 antagonist together with an anti-CSF1R antagonist. Bristol-Myers Squibb will have a time-limited right of first refusal subject to certain conditions if Five Prime wishes to seek a partner for FPA008.

About Opdivo (nivolumab)

Cancer cells may exploit “regulatory” pathways, such as checkpoint pathways, to hide from the immune system and shield the tumor from immune attack. Opdivo is an investigational, fully-human PD-1 (programmed death-1) immune checkpoint inhibitor that binds to the checkpoint receptor PD-1 expressed on activated T-cells.

Bristol-Myers Squibb has a broad, global development program to study Opdivo in multiple tumor types consisting of more than 50 trials – as monotherapy or in combination with other therapies – in which more than 7,000 patients have been enrolled worldwide. Among these are several potentially registrational trials in non-small cell lung cancer (NSCLC), melanoma, renal cell carcinoma (RCC), head and neck cancer, glioblastoma and NHL.

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In 2013, the FDA granted Fast Track designation for Opdivo in NSCLC, melanoma and RCC. In April 2014, the company initiated a rolling submission with the FDA for Opdivo in third-line pre-treated squamous cell NSCLC and expects to complete the submission by year-end. The FDA granted its first Breakthrough Therapy Designation for Opdivo in May 2014 for the treatment of patients with Hodgkin lymphoma after failure of autologous stem cell transplant and brentuximab. On July 4, Ono Pharmaceutical Co. announced that Opdivo received manufacturing and marketing approval in Japan for the treatment of patients with unresectable melanoma, making Opdivo the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world. On September 26, Bristol-Myers Squibb announced that the FDA accepted for priority review the Biologics License Application for previously treated advanced melanoma, and the Prescription Drug User Fee Act goal date for a decision is March 30, 2015. The FDA also granted Opdivo Breakthrough Therapy status for this indication. In the European Union, the European Medicines Agency (EMA) has validated for review the Marketing Authorization Application (MAA) for Opdivo in advanced melanoma. The application has also been granted accelerated assessment by the EMA’s Committee for Medicinal Products for Human Use. The EMA also validated for review the MAA for Opdivo in NSCLC.

About FPA008

FPA008, an antibody that inhibits colony stimulating factor-1 receptor (CSF1R), blocks the activation and survival of monocytes and macrophages. Inhibition of CSF1R in inflamed RA joints blocks the production of inflammatory cytokines by macrophages and inhibits osteoclasts, monocyte-lineage cells that can cause bone erosions and joint destruction. Inhibition of CSF1R in many cancers reduces the number of immunosuppressive tumor-associated macrophages (TAMs), thereby facilitating an immune response against tumors.

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About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime's comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in cancer immunotherapy, an area of oncology with significant therapeutic potential and a growing focus of the company's R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

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Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that nivolumab will receive regulatory approval in the U.S. either as a single agent or in a combination regimen, or, if approved, that it will become a commercially successful product. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2013 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Five Prime Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the planned clinical development of a combination of FPA008 and nivolumab. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Contacts

Bristol-Myers Squibb

Media:

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Investors:

Ranya Dajani, 609-252-5330, ranya.dajani@bms.com

Ryan Asay, 609-252-5020, ryan.asay@bms.com

Five Prime Therapeutics:

Amy Kendall, 415-365-5776, amy.kendall@fiveprime.com

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EXHIBIT D

POTENTIAL COUNTRIES FOR SUBSEQUENT/PARALLEL STUDIES

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